UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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BioScrip, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on Thursday, June 3, 2010
PROXY STATEMENT
COMMON STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. AMENDMENT TO CERTIFICATE OF INCORPORATION.
PROPOSAL 3. APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 3,580,000 SHARES to 9,280,000
PROPOSAL 4. RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2010.
CORPORATE GOVERNANCE AND BOARD MATTERS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
HOUSEHOLDING

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, June 3, 2010

To the Stockholders of BioScrip, Inc.:

Notice is hereby given that the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of BioScrip, Inc., a Delaware corporation (the “Company”), will be held at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591 on Thursday, June 3, 2010 at 9:00 a.m., local time, for the following purposes:

1.	To elect ten directors to the Board of Directors of the Company, each to hold office for a term of one year or until their respective successors shall have been duly elected and shall have qualified.

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 75 million shares to 125 million shares.

3.	To approve an amendment to the Company’s 2008 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance under the 2008 Equity Incentive Plan by 5,700,000, from 3,580,000 shares to 9,280,000 shares.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2010.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business, including information regarding the Company’s current directors and those persons nominated for election as directors of the Company, are more fully described in the Proxy Statement which is attached to and made a part of this notice.

The Board of Directors has fixed the close of business on April 19, 2010 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote by toll-free telephone call or electronically via the Internet by following the instructions on the enclosed proxy card. If you send in your proxy card or vote by telephone or via the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable as set forth in the Proxy Statement.

By order of the Board of Directors,

Barry A. Posner,
Executive Vice President, Secretary
and General Counsel

Elmsford, New York
May [  ], 2010

Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on June 3, 2010: This Proxy Statement, Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 are also available for viewing on the Company’s website located at www.bioscrip.com.

BIOSCRIP, INC.
100 Clearbrook Road
Elmsford, New York 10523
(914) 460 -1600

PROXY STATEMENT

Meeting Time and Date

This Proxy Statement is being furnished to the stockholders of BioScrip, Inc., a Delaware corporation (“BioScrip” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies in the enclosed form for use in voting at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 3, 2010 at 9:00 a.m., local time, at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591 and at any adjournments or postponements thereof. The shares of BioScrip’s common stock, par value $.0001 per share (the “Common Stock”), represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

These proxy solicitation materials are being mailed to stockholders on or about May [  ], 2010.

Instead of submitting your proxy with the paper proxy card, you may vote by telephone or electronically via the Internet. If you vote by telephone or via the Internet it is not necessary to return your proxy card. Please note that there are separate telephone and Internet voting arrangements depending upon whether your shares of Common Stock are registered in your name or in the name of a broker or bank. You should follow the instructions on the proxy card you receive.

Record Date and Shares Outstanding

The close of business on April 19, 2010 has been fixed by the Board of Directors as the record date (the “Record Date”) for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, the Company had 53,844,956 shares of Common Stock issued and outstanding and held of record by approximately 290 holders (in addition to approximately 7,084 stockholders whose shares were held in nominee name).

Voting and Solicitation

Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder. To vote in person, a stockholder should attend the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial toll-free (800) 776-9437 using a touch-tone phone and follow the recorded instructions. To vote via the Internet, go to http://www.voteproxy.com and complete an electronic proxy card. When voting by telephone or via the Internet, a stockholder will be asked to provide the company number and account number contained on the enclosed proxy card.

If on the Record Date a stockholder’s shares of Common Stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that stockholder is considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded by that organization, which is considered the stockholder of record for purposes of voting at the Annual Meeting. A stockholder who is a beneficial owner has the right to direct his or her broker or other agent on how to vote the shares of Common Stock in his or her account. Beneficial owners of the Company’s Common Stock are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, he or she may not vote in person at the Annual Meeting unless he or she requests and obtains a valid proxy from his or her broker or other agent.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election at the Annual Meeting. The Inspector of Election will also determine whether or not a quorum is present. The holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date are required to be present at the Annual Meeting, either in person or by proxy, in order to constitute a quorum. Shares of Common Stock represented at the Annual Meeting in person or by proxy but not voted will be counted for purposes of determining a quorum. Accordingly, abstentions and broker “non-votes” (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum.

Certain matters submitted to a vote of stockholders are considered to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. On those matters determined to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote. Proposals 1, 2 and 3 are “non-routine” matters. Accordingly, if your broker holds shares that you own in “street name,” the broker may not vote your shares on either Proposal 1, 2 or 3 without receiving instructions from you. The broker may vote your shares on Proposal 4 even if the broker does not receive instructions from you. In the election of directors, the ten nominees who receive the greatest number of affirmative votes will be elected to the Board of Directors. In order to approve the proposal to amend the Company’s Certificate of Incorporation, the proposal to increase the number of shares available for grant under the Company’s 2008 Equity Incentive Plan and the proposal to ratify the appointment of Ernst & Young LLP, the “yes” votes cast in favor of each proposal must exceed the “no” votes cast against the proposal. If you do not vote in person or vote via the Internet or by telephone, or sign and return a proxy, your shares will not be counted as “yes” votes or “no” votes on any proposal to be voted on. Similarly, an abstention or broker non-vote will not affect the outcome of the vote on any of the proposals to be acted upon at the Annual Meeting.

Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked, or proxies that are submitted by telephone or via the Internet and not revoked, will be voted in accordance with the instructions contained therein. In the absence of specific instructions with respect to any or all of the proposals to be acted upon, proxies will be voted for the election of all of the nominees for director named in this Proxy Statement and in favor of Proposal 2. No proposal is currently expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting. If any other proposals are properly brought before the Annual Meeting for action it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such proposals.

The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy. However, a proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, by executing and delivering a later dated proxy or by attending the Annual Meeting and voting in person. Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Annual Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). However, once voting on a particular proposal is completed at the Annual Meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any proposal or proposals on which voting has been completed.

The solicitation of proxies will be conducted by mail and the Company will bear all associated costs of the solicitation process. These costs include the expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations. Also, the Company has engaged the services of MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. The fees to be paid by the Company for these services will be $7,500, plus reimbursement of expenses.

Adjournments and Postponements

Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment or postponement may be made from time to time by approval of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting. The Company does not currently intend to seek an adjournment or postponement of the Annual Meeting, but no assurance can be given that one will not be sought.

COMMON STOCK OWNERSHIP BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 19, 2010, certain information concerning the beneficial shareholdings of (i) each person who is a director of the Company and each director nominee; (ii) each of the Company’s executive officers named in the Summary Compensation Table set forth below; (iii) all directors and executive officers of the Company as a group; and (iv) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock (based on 53,844,956 shares of common stock outstanding as of April 19, 2010). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Name and Address	Number of Shares
of Beneficial Owner(1)	Beneficially Owned(2)(3)		Percent of Class(3)

Kohlberg Management V, L.L.C.	15,753,153	(4)	27.71%
111 Radio Circle Mt. Kisco, New York 10549
FMR LLC	4,697,773	(5)	8.72%
82 Devonshire Street Milwaukee, WI 53202-3508
Heartland Advisors, Inc.	3,076,857	(6)	5.71%
789 North Water Street Milwaukee, WI 53202-3508
Richard H. Friedman	2,499,444	(7)	4.52%
Richard M. Smith	155,000	(8)	*
Barry A. Posner	434,597	(9)	*
Stanley G. Rosenbaum	434,938	(10)	*
Scott W. Friedman	218,944	(11)	*
Charlotte W. Collins	48,800	(12)	*
Louis T. DiFazio	41,000	(13)	*
Samuel P. Frieder	—		*
Myron Z. Holubiak	66,100	(14)	*
David R. Hubers	181,700	(15)	*
Richard L. Robbins	88,500	(16)	*
Stuart A. Samuels	108,700	(17)	*
Gordon H. Woodward	—		*
All Directors and Executive Officers as a group (23 persons)	5,050,803	(18)	8.85%

*	Percentage less than 1% of class.

(1)	Except as otherwise indicated, all addresses are c/o BioScrip, Inc., 100 Clearbrook Road, Elmsford, NY 10523.

(2)	The inclusion in this table of any shares of Common Stock as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all such shares beneficially owned by such person.

(3)	Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days after April 19, 2010 upon the exercise of an option to purchase shares of Common Stock are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(4)	Based on information contained in Schedule 13D filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2010 on behalf of the following: (i) Kohlberg Management V, L.L.C., a Delaware limited liability company (“Fund V”), (ii) Kohlberg Investors V, L.P., a Delaware limited partnership (“Investors”), (iii) Kohlberg Partners V, L.P., a Delaware limited partnership (“Partners”), (iv) Kohlberg Offshore

Investors V, L.P., a Delaware limited partnership (“Offshore”), (v) Kohlberg TE Investors V, L.P., a Delaware limited partnership (“TE”), and (vi) KOCO Investors V, L.P., a Delaware limited partnership (“KOCO” and collectively with Investors, Partners, Offshore and TE, the “Funds”). Fund V is the general partner of the Funds. Includes warrants to acquire up to an aggregate of 3,004,887 shares of the Company’s common stock and 2,696,516 shares of common stock held in escrow to satisfy the indemnification obligations of the Funds in connection with the acquisition of Critical Homecare Solutions Holdings, Inc. (“CHS”) by the Company in March 2010.

(5)	Based on information contained in Schedule 13G filed with the Commission on April 12, 2010 by FMR LLC, referred to herein as FMR. FMR advises that it is a parent holding company. FMR’s wholly owned subsidiary, Fidelity Management & Research Company, an investment adviser registered with the Commission, is the beneficial owner of 2,302,800 shares of BioScrip common stock. FMR’s indirect wholly owned subsidiary, Pyramis Global Advisors, LLC, an investment adviser registered with the Commission, is the beneficial owner of 26,810 shares of BioScrip common stock. FMR’s indirect wholly owned subsidiary, Pyramis Global Advisors Trust Company, a bank, is the beneficial owner of 2,087,163 shares of BioScrip common stock. FIL Limited, which we refer to as FIL, is a qualified institution and is the beneficial owner of 281,500 shares of BioScrip common stock. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act. FMR filed the Schedule 13G with the Commission on a voluntary basis as if all of the shares were beneficially owned by it and FIL on a joint basis.

(6)	Based on information contained in Schedule 13G filed with the Commission on April 9, 2010 by Heartland Advisors, Inc., referred to herein as “Heartland.” Heartland advises that it is an investment advisor registered with the Commission. Heartland, by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and William J. Nasgovitz, President and principal shareholder of Heartland, share dispositive and voting power with respect to the shares held by Heartland’s clients and managed by Heartland. Heartland and Mr. Nasgovitz each specifically disclaim beneficial ownership of these shares and disclaim the existence of a group.

(7)	Includes 1,483,365 shares issuable upon exercise of the vested portion of options held by Mr. Friedman. Excludes 137,500 shares subject to the unvested portion of options held by Mr. Friedman. Includes 250,000 shares of Common Stock owned by the Richard H. Friedman Grantor Retained Annuity Trust. Mr. Friedman is a trustee of the trust.

(8)	Includes 35,000 shares issuable upon exercise of the vested portion of options held by Mr. Smith. Excludes 70,000 shares subject to the unvested portion of options held by Mr. Smith.

(9)	Includes 384,471 shares issuable upon exercise of the vested portion of options held by Mr. Posner. Excludes 83,541 shares subject to the unvested portion of options held by Mr. Posner.

(10)	Includes 250,181 shares issuable upon exercise of the vested portion of options held by Mr. Rosenbaum. Excludes 90,103 shares subject to the unvested portion of options held by Mr. Rosenbaum.

(11)	Includes 188,675 shares issuable upon exercise of the vested portion of options held by Mr. Friedman. Excludes 72,083 shares subject to the unvested portion of options held by Mr. Friedman.

(12)	Includes 35,000 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Ms. Collins.

(13)	Includes 25,000 shares issuable upon exercise of the vested portion of options held by Dr. DiFazio.

(14)	Includes 52,600 shares issuable upon exercise of the vested portion of options held by Mr. Holubiak.

(15)	Includes 92,200 shares issuable upon exercise of the vested portion of options held by Mr. Hubers. Also includes 16,000 shares of Common Stock held by the David R. Hubers Grantor Retained Annuity Trust; 25,000 shares of Common Stock held by the David R. Hubers Revocable Trust; and 12,940 shares of Common Stock held by the Hubers Grandchildren’s Trust. Mr. Hubers is a trustee of these trusts.

(16)	Includes 25,000 shares subject to the vested portion of options held by Mr. Robbins.

(17)	Includes 92,200 shares issuable upon exercise of the vested portion of options held by Mr. Samuels.

(18)	Includes 3,254,934 shares issuable upon exercise of the vested portion of options. Excludes 934,266 shares subject to the unvested portion of options.

Equity Compensation Plan Information

The following table sets forth information relating to equity securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2009.

Number of Securities
Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,050,057	5.83	209,253
Equity compensation plans not approved by security holders(1)	—	—	—

Total	6,050,057	5.83	209,253

(1)	In connection with the Company’s acquisition of CHS in March 2010, the Company assumed and adopted the BioScrip/CHS 2006 Equity Incentive Plan (the “CHS Plan”) and certain options issued under the CHS Plan were converted into the right to purchase 716,086 shares of the Company’s Common Stock and all other options issued under the CHS Plan were either cashed out or cancelled. There are 2,390,229 shares of common stock remaining available for grant to employees of CHS under the CHS Plan not reflected in the above table.

The following table set forth information relating to the number of stock options and shares of restricted stock granted by the company in fiscal years 2009, 2008 and 2007.

	Stock Options	Restricted Stock
Fiscal Year	Granted (#)	Granted (#)

2009	1,918,600	257,860
2008	1,099,522	645,625
2007	586,986	271,493

PROPOSAL 1.

ELECTION OF DIRECTORS

General

In accordance with the Company’s By-Laws, the Board of Directors shall be comprised of such number of directors as is designated from time to time by resolution of the Board of Directors. Directors shall hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, or until any such director’s earlier death, resignation or removal. Vacancies on the Board of Directors and newly created directorships will generally be filled by the vote of a majority of the directors then in office, and any directors so chosen will hold office until the next annual meeting of stockholders. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve as a director if elected and, to the knowledge of the Board of Directors, each of its nominees intends to serve in such capacity for the entire term for which election is sought. However, should any nominee become unwilling or unable to accept nomination or election as a director of the Company, the proxies solicited by management will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than eight directors.

In connection with the acquisition of CHS, the Company entered into a stockholders’ agreement with Kohlberg Investors V, L.P, as stockholders’ representative, the stockholders of CHS and an optionholder of CHS. Among other things, the stockholders’ agreement grants to the stockholders’ representative the right to designate up to two directors (based on specified ownership percentages of the Company’s common stock) to be nominated for election to the Company’s board of directors. The stockholders’ representative designated Messrs. Samuel P. Frieder and Gordon H. Woodward as its representatives for nomination to the Board in accordance with the stockholders’ agreement and they were appointed to the Company’s Board upon the closing of the acquisition of CHS. For as long as the stockholders’ representative has the right to designate one or more directors to the Board, at least one of those directors will be entitled to representation on each of the Audit Committee, the Management Development and Compensation Committee and the Corporate Strategy Committee.

Based on the recommendation of the Governance and Nominating Committee, the following ten persons have been nominated for election to the Board of Directors at this Annual Meeting: Charlotte W. Collins, Louis T. DiFazio, Samuel P. Frieder, Richard H. Friedman, Myron Z. Holubiak, David R. Hubers, Richard L. Robbins, Stuart A. Samuels, Richard M. Smith, and Gordon H. Woodward. All of the nominees for election to the Board of Directors currently serve as directors of the Company.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that the Company’s directors have backgrounds that, when combined, provide a portfolio of experience and knowledge that serve the Company’s governance and strategic needs. Director nominees are considered on the basis of a range of criteria including broad-based business knowledge and relationships, prominence and reputations in their primary fields of endeavor, as well as a commitment to good corporate citizenship. They must have demonstrated experience and ability that is relevant to the Board’s oversight role with respect to the Company’s business and affairs and have expertise and knowledge in various disciplines relevant to the Company’s business and/or operations. In particular, the members of the Board of Directors considered the following important characteristics:

•	Mr. Friedman has extensive accounting management and operational expertise, as well as a track record of judgment and achievement, as demonstrated by his leadership positions in the Company and over 25 years in the healthcare industry;

•	Mr. Smith has extensive home health industry and management experience, as well as a track record of judgment and achievement, as demonstrated by over 17 years of home health experience in increasingly senior positions at various public and private healthcare companies;

•	Ms. Collins has extensive healthcare industry experience, as well as a track record of judgment and achievement, as demonstrated by various leadership positions and practicing health policy law as a partner in a national law firm and general counsel of a hospital. She also has academic experience, having served as a professor of health management and policy for six years at George Washington University School of Public Health and Health Services;

•	Mr. DiFazio has extensive management and healthcare industry expertise, as well as a track record of judgment and achievement, as demonstrated by his leadership positions at a pharmaceutical company and service on the Board of Trustees of Rutgers University for over 12 years. He also holds a Ph.D. in Pharmaceutical Chemistry;

•	Messrs. Frieder and Woodward are representatives designated by the stockholders’ representative pursuant to the stockholders’ agreement, and have significant financial and investment experience, as well as a track record of judgment and achievement, as demonstrated by their involvement in Kohlberg and Co., L.L.C.’s investment in numerous portfolio companies and active roles in overseeing those businesses;

•	Mr. Holubiak has extensive management and operational experience, as well as his track record of judgment and achievement, as demonstrated by his leadership positions in numerous companies in the healthcare industry;

•	Mr. Hubers has extensive finance and accounting experience, as well as a track record of judgment and achievement, as demonstrated by his leadership position at American Express Financial Advisors Inc.;

•	Mr. Robbins has significant financial and accounting experience, as well as a track record of judgment and achievement, as demonstrated by his leadership positions in an accounting firm and a nationwide retailer; and

•	Mr. Samuels has significant financial experience from his position as a management consultant, specializing in business management, strategic sales and marketing and business development for several companies, specifically in the pharmaceutical and healthcare industries. He also has a track record of judgment and achievement, as demonstrated by the senior leadership positions he has held in several companies in the pharmaceutical and healthcare industries.

In voting for directors, each stockholder is entitled to cast one vote for each nominee. Stockholders are not entitled to cumulative voting in the election of directors. The eight nominees who receive the greatest number of votes will be elected to the Board of Directors.

Current Directors and Nominees for Director

The following biographies set forth certain information with respect to each current director and each nominee for election as a director, including biographical data for at least the last five years:

Richard H. Friedman, 59, Chief Executive Officer and Chairman of the Board of Directors.  Mr. Friedman joined the Company in April 1996. From May 1996 through March 1998 he served as a director of the Company as well as its Chief Financial Officer and Chief Operating Officer. Mr. Friedman also served as the Company’s Treasurer from April 1996 until February 1998. From April 1998 until March 2005 he served as the Company’s Chief Executive Officer and Chairman of the Board, at which time he was appointed Executive Chairman of the Board following the Company’s merger with Chronimed, Inc. (“Chronimed”). In June 2006, Mr. Friedman reassumed the role of Chief Executive Officer of the Company.

Richard M. Smith, 50, President and Chief Operating Officer.  Mr. Smith joined the Company as its President and Chief Operating Officer in January 2009 and was appointed a director of the Company in September 2009. Prior to joining the Company, from June 2006 to November 2008 Mr. Smith was Chief

Executive Officer and a director of Byram Healthcare Centers, Inc., a provider of medical supplies and pharmacy items to long term chronic patients. From May 2003 to May 2006 Mr. Smith was the President and Chief Operating Officer of Option Care, Inc., a home infusion and specialty pharmaceutical company.

Charlotte W. Collins, Esq., 57, has been a director of the Company since April 2003. Since January 2008, she has been Director of Public Policy and Advocacy for the Asthma and Allergy Foundation of America, directing its government relations program. From 2003 to 2007, she was Associate Professor of Health Services Management and Leadership, and Health Policy at the George Washington University School of Public Health and Health Services. From January 2002 to June 2003, she was an Associate Research Professor of Health Policy at the same university. She served a four year term on the National Allergy and Infectious Diseases Advisory Council of the National Institutes of Health beginning in 2001. From September 1996 to November 2004, Ms. Collins was of counsel in the health policy practice of the law firm of Powell, Goldstein LLP in its Washington DC office. She served as General Counsel of the Regional Medical Center at Memphis for ten years until 1996 and served as interim general counsel for the District of Columbia Health and Hospitals Public Benefit Corporation in 1998. In 1993, Ms. Collins co-founded a managed care plan and served on its board of directors through 1996. She has also served on the boards of two primary care centers, a Medicare Part A intermediary company, and as a leadership coach for the Robert Wood Johnson Foundation’s Health Policy Fellows program. In 2006, Modern Healthcare magazine named her one of the top 25 most influential minority healthcare executives.

Louis T. DiFazio, Ph.D., 72, has been a director of the Company since May 1998. From March 1997 until his retirement in June 1998, Dr. DiFazio served as Group Senior Vice President of the Pharmaceutical Group of Bristol-Myers Squibb. From 1991 to March 1997, Dr. DiFazio was President of Worldwide Technical Operations for the Pharmaceutical Group and also served on the Executive Operating Committee from 1995 until his retirement. Dr. DiFazio recently completed 12 years of service as a member of the Board of Trustees of Rutgers University. Dr. DiFazio received his B.S. in Pharmacy from Rutgers University in 1959 and his Ph.D. in Pharmaceutical Chemistry from the University of Rhode Island in 1964 where he also received an Honorary Doctor of Science Degree in 1997.

Samuel P. Frieder, 45, was appointed a director of the Company in connection with the Company’s acquisition of CHS in March 2010. Mr. Frieder is a Co-Managing Partner of Kohlberg and Co, L.L.C. (“Kohlberg”). Mr. Frieder joined Kohlberg in 1989, became a principal in 1995 and co-managing partner in 2006. From 1988 to 1989 he was a senior associate in the Capital Funding Group at Security Pacific Business Credit. Prior to that, he was a senior real estate analyst at Manufacturers Hanover Trust Company. He is a member of the board of directors of AGY Holdings Corporation, Bauer Hockey, Centerplate, Inc., Central Parking Corporation, Hawkeye Group, Katy Industries, Inc., Hoffmaster Group Inc., Kohlberg Capital Corporation, Niagara Corporation, Nielsen & Bainbridge, Inc., Packaging Dynamics Corporation, Pittsburgh Glass Works L.L.C., Stanadyne Corporation, SVP Holdings, Ltd., Trico Products, Inc. and United States Infrastructure Corporation. Mr. Frieder holds an A.B. from Harvard College.

Myron Z. Holubiak, 63, has been a director of the Company since March 2005. Prior to being appointed a director of the Company he had served as a director of Chronimed since September 2002. Mr. Holubiak is the former President of Roche Laboratories, Inc. He held this position from December 1998 to August 2001. From August 2001 to June 2002, Mr. Holubiak was President, Chief Operating Officer and member of the Board of Directors of iPhysicianNet, Inc., a video detailing company. From July 2002 to April 2007 Mr. Holubiak was President and Chief Operating Officer of HealthSTAR Communications, Inc., a health care marketing communications network of 16 companies. Currently, Mr. Holubiak is the President and a member of the board of directors of 1-800-Doctors, Inc., a medical referral company that provides consumers access to physicians and hospitals. From April 2004 to July 2008 Mr. Holubiak served on the board of directors of Nastech Pharmaceuticals Company, Inc. (now MDRNA, Inc.).

David R. Hubers, 67, has been a director of the Company since March 2005. Prior to being appointed a director of the Company he had served as a director of Chronimed since November 2000. Mr. Hubers was Chairman of American Express Financial Advisors Inc. prior to his retirement. He joined American Express Financial Advisors Inc. in 1965 and held various positions, including Senior Vice

President of Finance and Chief Financial Officer until being appointed President and Chief Executive Officer in August 1993. He served in that capacity until June 2001. Mr. Hubers serves on the boards of directors of the Carlson School of Management at the University of Minnesota and Lawson Software, a publicly held software company. He is also Chairman of the Compensation Committee at Lawson Software.

Richard L. Robbins, 69, has been a director of the Company since March 2005. From October 2003 through March 2006, Mr. Robbins was Senior Vice President, Financial Reporting and Control and Principal Financial Officer of Footstar, Inc., a nationwide retailer of footwear. Footstar, Inc. filed for bankruptcy protection in March 2004 and emerged from bankruptcy in February 2006. From July 2002 to October 2003, Mr. Robbins was a partner in Robbins Consulting LLP, a financial, strategic and management consulting firm. From 1978 to 2002, Mr. Robbins was a partner of Arthur Andersen LLP. From May 2003 to October 2008, Mr. Robbins served on the board of directors of Vital Signs, Inc., a medical products company. From August 2006 to February 2008, Mr. Robbins served on the board of directors of American Banknote Holographics, Inc. From August 2007 to April 2009, Mr. Robbins served on the board of directors of Empire Resorts, Inc.

Stuart A. Samuels, 68, has been a director of the Company since March 2005. Prior to being appointed a director of the Company he had served as a director of Chronimed since November 2000. Since 1990, Mr. Samuels has been a management consultant, specializing in business management, strategic sales and marketing and business development for several companies, specifically in the pharmaceutical and healthcare industries. He currently serves on the boards of directors of Infomedics, Inc. and Target Rx, Inc.

Gordon H. Woodward, 40, was appointed a director of the Company in connection with the Company’s acquisition of CHS in March 2010. Mr. Woodward is a partner of Kohlberg. Mr. Woodward joined Kohlberg in 1996 and became a partner in 2001. Prior to joining Kohlberg, Mr. Woodward was a financial analyst at James D. Wolfensohn Incorporated. He is a member of the board of directors of Centerplate, Inc., Central Parking Corporation, Hoffmaster Group Inc., Nielsen & Bainbridge, Inc., Packaging Dynamics Corporation, Stanadyne Corporation, and United States Infrastructure Corporation. Mr. Woodward received an A.B. from Harvard College.

Vote Required and Recommendation of the Board of Directors

If a quorum is present and voting, the ten nominees receiving the highest number of votes duly cast at the Annual Meeting will be elected to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES.

PROPOSAL 2.

AMENDMENT TO CERTIFICATE OF INCORPORATION.

The Board has determined that it is in the best interests of the Company and its stockholders to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 75 million shares to 125 million shares. Accordingly, on April 28, 2010 the Board of Directors unanimously approved the proposed Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the “Certificate of Amendment”), and hereby solicits the approval of the Company’s stockholders of the Certificate of Amendment. If the stockholders approve the Certificate of Amendment, the Company currently intends to file the Certificate of Amendment with the Delaware Secretary of State as soon as practicable following stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Second Amended and Restated Certificate of Incorporation will continue in effect.

Of the 75 million shares currently authorized, as of April 19, 2010 the Company had 53,844,956 shares issued and outstanding (excluding 2,361,569 shares of common stock held as treasury stock) and has reserved a total of 12,987,324 shares of common stock for issuance pursuant to the Company’s employee stock option plans, directors’ stock option plan and warrants issued in connection with its acquisition of CHS in March 2010.

The Board of Directors believes that it is in the Company’s best interests to increase the number of authorized shares of common stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide the Company with the flexibility to issue common stock for possible future financing, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by the Board of Directors, without the possible expense and delay of a special stockholders’ meeting. The Company’s flexibility is at all times limited to NASDAQ stockholder voting requirements on the issuance of capital stock in excess of 20% of the Company’s pre-issuance issued and outstanding number of shares. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such stockholders’ percentage voting power.

If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current common stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company’s current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company’s current stockholders.

We have no present arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of common stock proposed to be authorized. The Board of Directors does not intend to issue any common stock except on terms which the Board of Directors deems to be in the best interests of the Company and its stockholders.

Vote Required and Recommendation of the Board of Directors

Approval of the Amendment to the Company’s Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL 3.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2008 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 3,580,000 SHARES to 9,280,000

In April 2008, the Company’s stockholders approved and adopted the 2008 Equity Incentive Plan (the “2008 Plan”) and the performance goals which are a part of the 2008 Plan (each a “Performance Goal”). At that time 3,580,000 shares of Common Stock were reserved for issuance thereunder. On April 28, 2010 the Board approved, subject to approval of the Company’s stockholders, an amendment to the 2008 Plan to increase the number of authorized shares of Common Stock available for issuance thereunder by 5,700,000 shares, from 3,580,000 shares to 9,280,000 shares. As of April 19, 2010 there are options to purchase 2,461,544 shares of Common Stock outstanding under the 2008 Plan at exercise prices ranging from $1.50 to $7.27 per share and 588,175 shares of Common Stock issued under the 2008 Plan pursuant to restricted stock grants. There are 342,754 shares remaining available for grant under the 2008 Plan.

The primary purpose of the 2008 Plan is to (i) attract and retain key employees and directors, (ii) provide additional incentives to key employees and directors to increase the value of the Company’s common stock; and (iii) provide key employees and directors with a stake in the future of the Company aligning management with the Company’s stockholders. The Board of Directors relies upon the 2008 Plan as one of the benefits necessary to attract and retain highly qualified and motivated employees. Equity is a significant component of total compensation for employees. If fewer equity awards were granted to employees, the Company would need to provide compensation in other forms to provide a total compensation package that is competitive with other companies without appropriate consideration given to the management of the business. Moreover, the Compensation Committee and Board believe that fewer grants would not sufficiently align management with the Company’s stockholders. Based upon management’s estimates of the number of shares expected to be issued under the 2008 Plan, the Board of Directors believes it is in the Company’s best interests to amend the 2008 Plan to provide for the increase in shares available for purchase thereunder so that the Company may continue to attract and retain the services of qualified key employees by providing employees an opportunity to purchase shares of the Company’s Common Stock through the 2008 Plan, to motivate them to increase stockholder value, and to align management with the Company’s stockholders generally.

In order to address potential concerns regarding the number of options or stock awards the Company intends to grant in a given year, the Board of Directors commits to the Company’s stockholders that for fiscal years 2010 through 2012 the Company will not grant during such three fiscal years a number of shares subject to options or stock awards to employees or non-employee directors, such that the average number of shares granted in each of such fiscal years over such three-year period is greater than 3.65% of the average number of shares of the Company’s common stock that were outstanding at the end of each of such three fiscal years. This limitation does not apply to awards settled in cash as opposed to the delivery of shares of the Company’s common stock and awards under plans assumed in acquisitions. For purposes of calculating the number of shares granted in a fiscal year with respect to this commitment, stock awards will count as equivalent to 1.5 option shares.

The following discussion summarizes the material terms of the 2008 Plan. This discussion does not comport to be complete and is qualified in its entirety by reference to the 2008 Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

Administration

The 2008 Plan is administered by the Management Development & Compensation Committee (the “Compensation Committee”), or such other committee appointed by the Board of Directors, which shall consist of at least two or more members of the Company’s Board of Directors. Each director, while serving as a member of the Compensation Committee, must satisfy the requirements for a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Common Stock is traded or listed, the Compensation Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedure to be followed to grant any awards under the 2008 Plan, to (1) a committee of one or more directors of the Company any of the authority of the Compensation Committee under the 2008 Plan, including the right to grant, cancel or suspend awards made under the 2008 Plan and (2) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant awards under the 2008 Plan to key employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Compensation Committee pursuant to the 2008 Plan to cancel or suspend awards under the 2008 Plan to key employees who are not directors or executive officers of the Company.

All grants under the 2008 Plan will be evidenced by a certificate (an “Award Agreement”) that will incorporate such terms and conditions as the Compensation Committee deems necessary or appropriate.

Coverage Eligibility and Annual Grant Limits

The 2008 Plan provides for the issuance to key employees and directors of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock units (“Restricted Units”), stock grants (“Stock Grants”) and, solely to key employees, performance units (“Performance Units”). A key employee is any employee of the Company or any subsidiary, parent or affiliate of the Company designated by the Compensation Committee who, in the judgment of the Compensation Committee, acting in its absolute discretion, is key directly or indirectly to the success of the Company. While all employees are highly valued, for purposes of the Plan, the Company estimates that there are currently approximately 50 key employees. No key employee in any calendar year may be granted an Option to purchase more than 500,000 shares of Common Stock, SARs with respect to more than 500,000 shares of Common Stock, and Stock Grants and Restricted Units that are intended to comply with the requirements of Section 162(m) of the Code representing more than 350,000 shares of Common Stock.

Shares Reserved for Issuance Under the 2008 Plan

Subject to adjustment as described under “Adjustment for Change in Capitalization” and “Mergers” below, there are 3,580,000 shares of Common Stock authorized for issuance under the 2008 Plan, all of which may be subject to ISOs (as defined herein), less one share of Common Stock for every one share of Stock that was subject to an option or stock appreciation right granted after December 31, 2007 under the Company’s 2001 Incentive Stock Plan (the “2001 Plan”) and one and one-half shares of Common Stock for every one share of Common Stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2007 under the 2001 Plan. Any shares issued under the 2008 Plan may consist, in whole or in part, of authorized and unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock purchased in the open market or otherwise. In no event may more than 500,000 shares of Common Stock in the aggregate be subject to Awards granted to directors. Any shares of Common Stock that are issued subject to Awards of Options or SARs will be counted against this limit as one share of Common Stock for every one share of Common Stock granted. Any shares of Common Stock that are issued subject to Awards other than Options or SARs will be counted against this limit as 1.5 shares of Common Stock for every one share of Common Stock granted. Upon stockholder approval of the 2008 Plan no further awards will be made under the 2001 Plan.

If any shares of Common Stock subject to an Award, or after December 31, 2007 an award under the 2001 Plan, are forfeited or expire or any Award, or after December 31, 2007 an award under the 2001 Plan, is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or award under the 2001 Plan become, to the extent of the forfeiture, expiration or cash settlement, available for issuance under the 2008 Plan as described in the next paragraph. The following shares of Common Stock are not be added to the shares of Common Stock authorized for grant as described above: (1) shares of Common Stock tendered by a key employee or director or withheld by the Company in payment of the purchase price of an Option, (2) shares of Common Stock tendered by a key employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or an award under the 2001 Plan, and (3) shares of Common

Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof.

Any shares of Common Stock that again become available for grant pursuant to the 2008 Plan are added back as one share of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Options or SARs granted under the 2008 Plan or options or stock appreciation rights granted under the 2001 Plan, and as one and one-half shares of Common Stock for every one share of Common Stock granted if such shares of Common Stock were subject to Awards other than Options or SARs granted under the 2008 Plan or awards other than options or stock appreciation rights granted under the 2001 Plan.

Shares of Common Stock under Awards made in substitution or exchange for awards granted by a company acquired by the Company or any affiliate or subsidiary, or with which the Company or any affiliate or subsidiary combines, do not reduce the shares of Common Stock authorized for grant under the 2008 Plan. Additionally, in the event that a company acquired by the Company or any affiliate or subsidiary or with which the Company or any affiliate or subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2008 Plan and will not reduce the shares of Common Stock authorized for grant under the 2008 Plan; provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of the Company, an affiliate or a subsidiary prior to such acquisition or combination.

Options

The Compensation Committee acting in its absolute discretion has the right to grant Options to key employees and directors to purchase shares of Common Stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an incentive stock option (“ISO”), which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the 2008 Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Compensation Committee, the option certificate can provide for payment of the exercise price either in cash, by check, or in Common Stock and which is acceptable to the Compensation Committee or in any combination of cash, check and such Common Stock. The exercise price may also be paid (1) through any cashless exercise procedure which is acceptable to the Compensation Committee or its delegate and which is facilitated through a sale of Common Stock, (2) with the consent of the Compensation Committee, by withholding Common Stock otherwise issuable in connection with the exercise of the Option, and (3) through any other method specified in an Award Agreement.

The terms and conditions of each Option granted under the 2008 Plan will be determined by the Compensation Committee, but no Option will be granted at an exercise price which is less than the fair market value of the Common Stock on the grant date (generally, the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.

No Option granted to an employee of the Company or any subsidiary of the Company may be exercisable before the expiration of one year from the Option grant date (but it may become exercisable pro rata over such time), except in accordance with the 2008 Plan or as set forth in the Award Agreement with respect to the retirement, death or disability of a participant or under special circumstances determined by the Compensation Committee. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the Common Stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Compensation Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Stock Appreciation Rights

SARs may be granted by the Compensation Committee to key employees and directors under the 2008 Plan, either as part of an Option or as stand-alone SARs. The terms and conditions for a SAR granted as part of an Option will be set forth in the related option certificate while the terms and conditions of a stand-alone SAR will be set forth in a related SAR certificate. SARs entitle the holder to receive an amount (in cash, Common Stock, or a combination of cash and Common Stock as determined by the Compensation Committee) equal to the excess of the fair market value of one share of Common Stock as of the date such right is exercised over the initial stock price specified in the option certificate or SAR certificate (the “SAR Value”), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised. The SAR Value for a SAR will be no less than the fair market value of a share of Common Stock as determined on the grant date in accordance with the 2008 Plan. Except for adjustments as described under “Adjustment for Change in Capitalization” and “Mergers” below, without the approval of the Company’s stockholders, the SAR Value will not be reduced after the SAR is granted, a SAR may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to a SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded. In no event may a SAR granted to an employee of the Company or a subsidiary of the Company be exercisable before the expiration of one year from the SAR grant date (but it may become exercisable pro rata over such time), except in accordance with the 2008 Plan or as set forth in the Award Agreement with respect to the retirement, death or disability of a participant or under special circumstances determined by the Compensation Committee. No SAR may be exercisable more than 10 years from the grant date.

Restricted Stock Units

The Compensation Committee acting in its absolute discretion shall have the right to grant Restricted Units to key employees and directors and may prescribe that vesting of any or all of the Restricted Units shall be subject to the achievement of one or more performance objectives, including the Performance Goals set forth in the 2008 Plan. The value of each Restricted Unit corresponds to the fair market value of a share of Common Stock. The terms and conditions will be set forth in the related restricted unit certificate. Grants of Restricted Units subject solely to continued service with the Company or a subsidiary will not become vested less than (a) three years from the date of grant (but permitting pro rata vesting over that period) for grants to key employees and (b) one year from the date of grant (but permitting pro rata vesting over that period) for grants to directors; provided that the minimum vesting requirements do not apply to grants not in excess of 10% of the initial number of shares available for grants of Restricted Units under the 2008 Plan. Restricted Units subject to the achievement of performance objectives will not become vested less than one year from the date of grant. There will be no adjustment to Restricted Units for dividends paid by the Company, except for adjustments made by the Compensation Committee as described under “Adjustment for Change in Capitalization” below.

Unless a key employee or director has made a deferral election in accordance with the 2008 Plan, upon vesting of a Restricted Unit, the key employee or director will receive payment from the Company in shares of Common Stock issued under the 2008 Plan equal to the number of vested Restricted Units and the

Restricted Units will then be automatically cancelled. The Compensation Committee in its absolute discretion may permit a key employee or director to elect to defer the receipt of the delivery of shares of Common Stock that would otherwise be due upon the vesting of Restricted Units; provided that such election is made in accordance with Section 409A of the Code.

Stock Grants

A Stock Grant may be made by the Compensation Committee to key employees and directors under the 2008 Plan. The terms and conditions for a Stock Grant made will be set forth in the related stock grant certificate and will be determined by the Compensation Committee acting in its sole discretion. The Compensation Committee may make the issuance of Common Stock under a Stock Grant subject to the satisfaction of one or more employment, performance, purchase or other conditions and may make the forfeiture of Common Stock issued pursuant to such a grant subject to similar conditions. The Compensation Committee may, at the time a Stock Grant is made, prescribe corporate, divisional, and/or individual Performance Goals to all or any portion of the shares subject to the Stock Grant. Performance Goals may be based on achieving a certain level of total revenue, earnings, earnings per share or return on equity of the Company and its subsidiaries and affiliates, or on the extent of changes in such criteria. Upon the satisfaction of any applicable forfeiture conditions and Performance Goals, the shares underlying the Stock Grant will be transferred to the key employee or director. Stock Grants subject solely to continued service with the Company or a subsidiary will not become vested less than (a) three years from the date of grant (but permitting pro rata vesting over that period) for grants to key employees and (b) one year from the date of grant (but permitting pro rata vesting over that period) for grants to directors; provided that the minimum vesting requirements do not apply to grants not in excess of 10% of the initial number of shares available for Stock Grants under the 2008 Plan. Stock Grants subject to the achievement of performance conditions will not become vested less than one year from the date of grant. Unless otherwise provided in the Award Agreement, cash dividends paid on the Common Stock will be distributed to the holder of a Stock Grant, and any stock dividends on the Common Stock will be subject to the same forfeiture conditions as the shares subject to the Stock Grant.

Performance Units

Performance Units may be granted to key employees under the 2008 Plan. The terms and conditions for the Performance Units, including the Performance Goals, the performance period and a value for each Performance Unit (or a formula for determining such value), shall be established by the Compensation Committee acting in its sole discretion and shall be set forth in a written agreement covering such Performance Units. The Compensation Committee shall specify corporate, division and/or individual Performance Goals which the key employee must satisfy in order to receive payment for such Performance Unit. If the Performance Goals are satisfied, the Company shall pay the key employee an amount in cash equal to the value of each Performance Unit at the time of payment. In no event shall a key employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

Performance Goals

Performance Goals for an award of Performance Units or a Stock Grant that is intended to satisfy the requirements of Section 162(m) of the Code shall be based on achieving specified levels of one or any combination of the Performance Goals (with respect to the Company on a consolidated basis, by division, segment and/or business unit) set forth in the 2008 Plan, including net sales; revenue; revenue growth or product revenue growth; operating income; pre- or after-tax income; earnings per share; net income; return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings; economic value-added models or equivalent metrics; enterprise value metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share; return on capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. The Performance Goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary. The Compensation Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions, dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Non-Transferability

No Award will be transferable by a key employee or director other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Compensation Committee’s consent) be exercisable during a key employee’s or director’s lifetime only by the key employee or director, except that the Compensation Committee may provide in an Award Agreement that a key employee or director may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

Amendments to the 2008 Plan

The 2008 Plan may be amended by the Board to the extent that it deems necessary or appropriate (but any amendment relating to ISOs will be made subject to the limitations of Code Section 422), except that no amendment will be made without stockholder approval to the extent required under applicable law or exchange rule and no amendment may be made to the change in control provisions of the 2008 Plan described below under “Change in Control” on or after the change in control date if it would adversely affect any rights that would otherwise vest on that date. The Board may suspend granting Awards or may terminate the 2008 Plan at any time. The Board may not unilaterally modify, amend or cancel any Award previously granted without the consent of the holder of such Award, unless there is a dissolution or liquidation of the Company or in connection with certain corporate transactions.

Adjustment for Change in Capitalization

The number, kind, or class of shares of Common Stock reserved for issuance under the 2008 Plan, the annual grant limits, the number, kind or class of shares of Common Stock subject to Options, Stock Grants or SARs granted under the 2008 Plan and the exercise price of Options and the SAR Value of SARs granted shall be adjusted by the Compensation Committee in an equitable manner to reflect any change in the capitalization of the Company (including stock dividends or stock splits).

Mergers

The Compensation Committee as part of any transaction described in Code Section 424(a) shall have the right to adjust (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) the number, kind or class of shares of Common Stock reserved for issuance under the 2008 Plan, the annual grant limits, and the number, kind or class of shares of Common Stock subject to Option and SAR grants and Stock Grants previously made under the 2008 Plan and the related exercise price of the Options and the SAR Values and, further, shall have the right to make (in any manner which the Compensation Committee in its discretion deems consistent with Code Section 424(a)) Option and SAR grants and Stock Grants to effect the assumption of, or the substitution for, option, stock appreciation right and stock grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants.

Change in Control

Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement, in the event of a Change in Control (as defined in the 2008 Plan) in which the successor company assumes or substitutes for an Option, Restricted Unit, SAR, or Stock Grant, if a key employee’s employment with the successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following the Change in Control: (1) Options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), and (2) restrictions, limitations and other conditions applicable to Restricted Units and Stock Grants shall lapse and the Restricted Units and Stock Grants will become free of all restrictions and limitations and become fully vested.

Non-Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company does not assume or substitute for an Option, Restricted Unit, SAR, or Stock Grant: (1) those Options and SARs outstanding as of the date of the Change in Control that are not assumed or substituted for will immediately vest and become fully exercisable, and (2) restrictions and deferral limitations on Restricted Units and Stock Grants that are not assumed or substituted for will lapse and the Restricted Units and Stock Grants will become free of all restrictions and limitations and become fully vested.

Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control: (1) Options and SARs outstanding as of the date of the Change in Control will be cancelled and terminated without payment if the fair market value of one share of Common Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (2) all Performance Units will be considered to be earned and payable (either in full or pro rata based on the portion of performance period completed as of the date of the Change in Control), and any limitations or other restriction will lapse and the Performance Units will be immediately settled or distributed.

Termination of Certain Awards.  The Compensation Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and SAR outstanding will terminate within a specified number of days after notice to the key employee or director, and/or that each key employee or director will receive, with respect to each share of Common Stock subject to an Option or SAR, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of the Change in Control over the Option Price or the SAR Value, as applicable, payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Compensation Committee, in its discretion, shall determine.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to Awards under the 2008 Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs.  In general, a key employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the key employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the key employee’s alternative minimum taxable income. If the key employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.

If the key employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the key employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs.  A key employee or director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the key employee or director generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the key employee or director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs.  A key employee or director will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. A key employee or director will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the 2008 Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the key employee or director will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the key employee or director receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Units A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Restricted Unit. If the terms of a Restricted Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. However, if the terms of a Restricted Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Restricted Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.

Stock Grants.  A key employee or director generally will recognize ordinary income for federal income tax purposes when such individual’s interest in a Stock Grant is no longer subject to a substantial risk of forfeiture. Such income will equal the excess of the then fair market value of the Common Stock subject to such Stock Grant over the purchase price, if any, paid for such stock. The Company generally will be entitled to a federal income tax deduction. n an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income, if the Company satisfies the applicable federal income tax reporting requirements.

Performance Units.  A key employee or director generally will not recognize income for federal income tax purposes upon the grant of a Performance Unit. If the terms of a Performance Unit satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the amount of cash paid at the time of payment. However, if the terms of a Performance Unit fail to satisfy the requirements under Code Section 409A, the key employee or director generally will recognize as ordinary income an amount equal to the value of his or her Performance Unit at the time of his or her interest in the unit is no longer subject to a substantial risk of forfeiture. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the key employee or director in the same taxable year in which the key employee or director recognizes such income.

Code Section 162(m).  Code Section 162(m) imposes a $1 million deduction limitation on the compensation paid to a public company’s most senior executives unless the compensation meets one of the exceptions to this limitation. One exception is for option grants made at fair market value. Another exception is for grants which are made subject to the satisfaction of one or more Performance Goals which are set in accordance with Code Section 162(m) and which are forfeited if there is a failure to satisfy those Performance Goals. The 2008 Plan has been designed so that the Compensation Committee can make grants which can satisfy the requirements for these exceptions.

Vote Required and Recommendation of the Board of Directors

Approval of the amendment to the 2008 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE AMENDMENT TO THE 2008 EQUITY INCENTIVE PLAN.

PROPOSAL 4.

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2010.

Ernst & Young LLP served as the Company’s independent auditors for the year ended December 31, 2009 and the Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2010. The Board of Directors is asking that stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent auditors. While the Company’s By-Laws do not require stockholder ratification, the Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the Company’s independent auditors, but may determine to do so nonetheless. Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.

Independent Auditors Fees

The following table shows the aggregate fees billed to the Company by Ernst & Young LLP for services rendered during the years ended December 31, 2008 and 2009:

	Years Ended December 31,
Description of Fees	2008	2009

Audit Fees	1,331,000	1,314,003
Audit Related Fees	—	—
Tax Fees(1)	—	—
All Other Fees	—	341,000

Total Fees	1,331,000	1,655,003

(1)	In 2008 and 2009 Ernst & Young LLP did not provide any tax compliance, tax advice, or tax planning services, all of which services were provided by PriceWaterhouseCoopers LLP. Fees billed by PriceWaterhouseCoopers LLP in 2008 and 2009 for tax compliance, tax advice, and tax planning services were $286,340 and $210,950, respectively. Fees billed by PriceWaterhouseCoopers, LLP in 2008 and 2009 included FIN 48 and state tax planning expenses.

Audit Fees

Audit fees consist of the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s financial statements as of and for the years ended December 31, 2008 and 2009, its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2008 and 2009 as well as significant additional work relating to the performance of Sarbanes-Oxley Section 404 attest services in 2008 and 2009.

Tax Fees

Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by Ernst & Young LLP other than those described above and include transaction due diligence in connection with merger and acquisition related activity, including the Company’s acquisition of CHS.

Pre-Approval of Audit and Non-Audit Services

In accordance with the provisions of the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to the Company by its independent auditors, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the Commission. Accordingly, the Audit Committee pre-approved all services and fees provided by Ernst & Young LLP during the year ended December 31, 2009 and has concluded that the provision of these services is compatible with the accountant’s independence.

During the year ended December 31, 2009, none of the total hours expended on the audit of the Company’s financial statements by Ernst & Young LLP were provided by persons other than full time employees of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS
FOR THE YEAR ENDING DECEMBER 31, 2010.

* * * * *

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board of Directors has determined that, except for Richard H. Friedman and Richard M. Smith, each of its current directors is independent within the meaning of Rule 4200(a)(15) of the NASDAQ listing standards.

Board Leadership

The offices of Chairman of the Board and Chief Executive Officer are currently held Richard H. Friedman. We do not have a lead independent director. The Board of Directors believes that Mr. Friedman’s service as both Chairman of the Board and Chief Executive Officer of the Company is in the best interest of the Company and its stockholders as Mr. Friedman possesses detailed and in-depth knowledge of the issues, opportunities and challenges faced by the Company and is thus best positioned to develop agendas that ensure that the Board of Director’s time and attention are focused on matters most critical to the Company and its stockholders. His combined role also enables decisive leadership and ensures clear accountability. Although the Company believes that the combination of the offices of Chairman of the Board and Chief Executive Officer is currently appropriate, our By-Laws do not establish this approach as a policy and the Governance and Nominating Committee and the Board continue to review this issue periodically to determine whether, based on the relevant facts and circumstances at such future times, separation of these offices would serve the best interests of the Company and its stockholders.

The Board of Directors believes that the independent directors provide effective oversight of the Company’s management. Moreover, in addition to the oversight and feedback provided by the independent directors during the course of our Board of Directors’ meetings, our independent directors have regular executive sessions at both the Board and Committee levels. Our Board of Directors has not designated a lead independent director. Following an executive session of independent directors, a presiding director acts as a liaison between the independent directors and the Chairman of the Board regarding any specific feedback or issues, provides the Chairman of the Board with input regarding agenda items for Board of Directors and Committee meetings, and coordinates with the Chairman of the Board regarding information to be provided to the independent directors in performing their duties. Our Board believes that this approach appropriately and effectively complements the combined Chairman of the Board/Chief Executive Officer structure.

Board Role in Risk Oversight

The Board of Directors has risk oversight responsibility for the Company and administers this responsibility both directly and with assistance from its committees. The Board of Directors and its committees regularly review material financial, compensation, compliance and, to a lesser degree operational, risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for reviewing with management the company’s major financial risk exposures and the steps management has taken to monitor such exposures, including the Company’s procedures and any related policies, with respect to risk assessment and risk management. For example, our Executive Vice President and General Counsel reports to the Audit Committee with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial risks, and reports on its findings at each regularly scheduled meeting of the Board. The Management Development and Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Governance and Nominating Committee annually reviews the Company’s corporate governance guidelines and their implementation as well as compliance risks. Each committee regularly reports to the Board.

Board Diversity

While the Company does not maintain a separate policy regarding the diversity of its Board members, the charter of the Governance and Nominating Committee provides that in evaluating the suitability of potential nominees for election as directors, the committee shall consider (i) the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors; and (ii) the general qualifications of the potential nominees, including personal and professional integrity and experience, including any special expertise relevant to the Company, ability and judgment, and such other factors deemed appropriate. Consistent with its charter, the Governance and Nominating Committee and ultimately the Board seek nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the appropriate mix of skills, perspectives, personal and professional experiences and backgrounds necessary to fulfill the needs of the Company. See Board Committees — Governance and Nominating Committee on page 25.

Board and Committee Self-Assessments

The Governance and Nominating Committee oversees an annual evaluation process, whereby each director evaluates the Board as a whole and each member of the standing committees of the Board evaluates the committees on which he or she serves. After these evaluations are complete, the results are discussed by the Board and each committee and with each individual director, as applicable, and, if necessary, action plans are developed.

Board Meetings; Annual Meeting Attendance

The Board of Directors held a total of five meetings during 2009. During such period, each director attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which the director served that were held during the applicable period of service. The Company expects each member of the Board of Directors to attend its annual meetings absent a valid reason, such as a schedule conflict. Last year, each member of the Board of Directors attended the 2009 annual meeting of stockholders.

Executive Sessions

Non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not employees of the Company. The Company’s non-management directors consist of all of its current directors other than Richard H. Friedman and Richard M. Smith. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

Board Committees

The Company has standing Audit, Governance and Nominating, Management Development and Compensation, and Corporate Strategy Committees. Each committee, other than the Corporate Strategy Committee, is comprised solely of independent directors. Membership in each committee is as follows:

Management
	Governance and	Development and	Corporate
Audit Committee	Nominating Committee	Compensation	Strategy Committee

Myron Z. Holubiak	Charlotte W. Collins*	Charlotte W. Collins	Richard H. Friedman
David R. Hubers	Louis T. DiFazio	Samuel P. Frieder	David R. Hubers
Richard L. Robbins*	David R. Hubers	Myron Z. Holubiak	Myron Z. Holubiak*
Gordon H. Woodward	Stuart A. Samuels	Stuart A. Samuels*	Gordon H. Woodward

*	designates committee chairperson.

The Company has adopted a written charter for each of the committees, other than the Corporate Strategy Committee. Stockholders may access a copy of each committee’s charter on the Company’s website at www.bioscrip.com under the heading “About Us — Investors — Corporate Governance.”

Audit Committee

Each member of the Audit Committee satisfies the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3(b)(1) of the Securities Exchange

Act of 1934 (the “Exchange Act”). The Company’s Board of Directors has determined that Richard L. Robbins is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. The Audit Committee is responsible, among its other duties, for overseeing the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company; appointing, retaining and compensating the Company’s independent auditors; pre-approving all audit and non-audit services by the Company’s independent auditors; reviewing the scope of the audit plan and the results of each audit with management and the Company’s independent accountants; reviewing the internal audit function; reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; and reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the Commission. During 2009, the Audit Committee held six meetings.

Governance and Nominating Committee

Each member of the Governance and Nominating Committee is “independent” as set forth in Rule 4200(a)(15) of the NASDAQ listing standards. The Governance and Nominating Committee’s functions include recommending to the Board of Directors the number and names of proposed nominees for election to the Board of Directors at the Company’s Annual Meeting of Stockholders; identifying and recommending nominees to fill expiring and vacant seats on the Board of Directors; reviewing on an annual basis committee and Board of Directors performance and recommending changes to the Board of Directors. Except as may be required by rules promulgated by the NASDAQ Stock Market or the Commission, it is the current sense of the Governance and Nominating Committee that there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the suitability of potential nominees for election as members of the Board of Directors, the Governance and Nominating Committee will take into consideration the current composition of the Board of Directors, including expertise, diversity, and balance of inside, outside and independent directors, as well as the general qualifications of the potential nominees, including personal and professional integrity, ability and judgment and such other factors deemed appropriate. The Governance and Nominating Committee will evaluate such factors, among others, and will not assign any particular weighting or priority to any of these factors. While the Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors, including expertise and knowledge in various disciplines relevant to the Company’s business and/or operations, and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. The Governance and Nominating Committee will consider recommendations for nominations from any reasonable source, including officers and directors as well as from stockholders of the Company who comply with the procedures set forth in the Company’s By-Laws. See the section below entitled “Stockholder Proposals.” The Governance and Nominating Committee will evaluate all stockholder recommended candidates on the same basis as any other candidate. When appropriate, the Governance and Nominating Committee may retain executive recruitment firms to assist in identifying suitable candidates. The Governance and Nominating Committee also reviews corporate governance, compliance and ethics guidelines, and oversees the annual evaluation of the Board of Directors and management of the Company. The Governance and Nominating Committee held five meetings during 2009.

Management Development and Compensation Committee

The Management Development and Compensation Committee (the “Compensation Committee”) reviews and approves the overall compensation strategy and policies for the Company. Each member of the Compensation Committee is “independent” as set forth in Rule 4200(a)(15) of the NASDAQ listing standards. In addition, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and

oversees the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), the 2001 Incentive Stock Plan (the “2001 Plan”), the 1996 Incentive Stock Plan (the “1996 Plan”) and the 1996 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”). The 1996 Plan and the Directors Plan both terminated in 2006. Upon stockholder approval of the 2008 Plan no further grants were made under the 2001 Plan; provided, that if any shares of Common Stock subject to an award under the 2001 Plan are forfeited or expire or are settled for cash (in whole or in part), the shares of Common Stock subject to such award will, to the extent of the forfeiture, expiration or cash settlement, again be available for issuance under the 2008 Plan, subject to certain limitations as described in the 2008 Plan. The Compensation Committee also administers the Chronimed Stock Options Plans, which were assumed by the Company in connection with its merger with Chronimed Inc. in 2005, and the BioScrip/CHS 2006 Equity Incentive Plan (the “CHS Plan”), which was assumed and adopted by the Company in connection with its acquisition of CHS in March 2010. In connection with the assumption and adoption of the CHS Plan, certain options issued under the under CHS Plan held by the top five executives of CHS were converted into the right to purchase 716,086 shares of the Company’s Common Stock and all other options issued under the CHS Plan were either cashed out or cancelled at the closing of the acquisition of CHS. As of April 19, 2010 there were 2,390,229 shares of common stock remaining available for grant to employees of CHS under the CHS Plan. The Compensation Committee is also responsible for ensuring that adequate management development programs and activities are created and implemented in order to provide a succession plan for executive officers and other significant positions within the Company. During 2009, the Compensation Committee held six meetings.

Corporate Strategy Committee

The Company also has a Corporate Strategy Committee. The Corporate Strategy Committee consists of the Company’s Chief Executive Officer plus two or more directors of the Company, currently Messrs. Holubiak, Hubers and Woodward. Members of the Corporate Strategy Committee are not required to be independent directors. The purpose of the Corporate Strategy Committee is to oversee the development and implementation of the Company’s’ corporate strategy and to assess strategic opportunities as they arise from time to time. During 2009 the Corporate Strategy Committee held seven meetings.

Code of Ethics

The Company is committed to having sound corporate governance principles and has adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Code of Business Conduct and Ethics covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Company’s Code of Business Conduct and Ethics, is available on the Company’s website at www.bioscrip.com under the heading “About Us — Investors — Corporate Governance.” The information contained in or connected to the Company’s website is not incorporated by reference to or considered a part of this proxy statement. If any waivers of the Code of Business Conduct and Ethics are granted, such waivers will be disclosed on a Current Report on Form 8-K.

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent.

Review, Approval or Ratification of Transactions With Related Persons

In accordance with the terms of the Company’s Audit Committee Charter, the Audit Committee is required to review and approve all related person transactions on an ongoing basis. A related person transaction, as defined in Item 404(a) of Regulation S-K, is any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of the Company’s executive officers, directors, director nominees, or 5% stockholders (or their immediate family members) has a direct or indirect material interest. During 2009 there were no related person transactions.

Compensation of Directors

The table below sets forth all compensation earned by the Company’s non-employee directors in 2009.

Director Compensation Table

	Fees Earned or Paid
	in Cash	Stock Awards
Name	($)(1)	($)(2)(3)	Total ($)

Charlotte W. Collins	70,000	13,650	83,650
Louis T. DiFazio	55,000	13,650	68,650
Myron Z. Holubiak	71,250	13,650	84,900
David R. Hubers	63,750	13,650	77,400
Richard L. Robbins	71,250	13,650	84,900
Stuart A. Samuels	70,000	13,650	83,650

(1)	The fees shown include the annual retainer fee paid to each non-employee director, committee chairmanship fees and attendance fees for both board and committee meetings.

(2)	Value of stock and option awards determined in accordance with FASB ASC Topic 718 and represents aggregate grant date fair value. Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2010.

(3)	The following stock and option awards were outstanding at fiscal year end and the 2009 restricted common stock grants that vested on April 28, 2010 for each non-employee director:

	Stock Awards	Option Awards
	Outstanding at Fiscal	Outstanding at Fiscal
Name	Year End	Year End

Charlotte W. Collins	13,500	35,000
Louis T. DiFazio	13,500	25,000
Myron Z. Holubiak	13,500	52,600
David R. Hubers	13,500	92,200
Richard L. Robbins	13,500	25,000
Stuart A. Samuels	13,500	92,200

During 2009, each non-management director received an annual director fee of $50,000 plus an annual fee of $5,000 for each Board committee on which the non-management director serves. In addition, the chairman of each Board committee received an additional fee for their added responsibilities as follows: (i) the chairman of the Audit Committee received an additional $15,000 fee, and (ii) the chairmen of the Governance and Nominating Committee and the Compensation Committee each received an additional $10,000 fee. All of the above fees are paid quarterly. All Board members are also reimbursed for expenses incurred in connection with attending such meetings.

In addition to the above fees, on April 28, 2009, the date of the Company’s 2009 annual meeting of stockholders, each non-management director, other than Messrs. Frieder and Woodward, who were not appointed as directors until March 25, 2010, was granted 5,000 shares of restricted common stock of the Company, which vested on the one year anniversary of the grant date.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for overseeing the process of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee operates pursuant to a written charter which is reviewed annually by the Audit Committee. As set forth in the Audit Committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Company’s Audit Committee reviewed and discussed with the Company’s management and the Company’s independent auditors the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received and discussed with the Company’s independent registered public accounting firm the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and have discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described in the preceding paragraph above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission.

Submitted by the Audit Committee:

Richard L. Robbins, Chairman
Myron Z. Holubiak
David R. Hubers
Gordon H. Woodward

EXECUTIVE OFFICERS

The following sets forth certain information with respect each executive officer of the Company who is not also a director of the Company:

Stephen B. Cichy, 39, Senior Vice President, Managed Care and Marketing and Product Development. Mr. Cichy joined BioScrip in March 2009. Prior to joining BioScrip, from August 2007 until March 2009, Mr. Cichy was Vice President of Product Development for Walgreens, Inc., a prescription drug retailer. From April 2005 until September 2007, he held various positions with Option Care, Inc., a specialty pharmacy provider, including Senior Director of Product Development and Vice President of Business Development and Commercial Operations. Option Care was acquired by Walgreens in September 2007. Prior to joining Option Care, from March 2003 to April 2005, Mr. Cichy was Director of New Product Planning for Caremark, Inc., a pharmacy benefit management and specialty pharmacy company.

Russel J. Corvese, 48, Senior Vice President, Mail and Managed Care Operations.  Mr. Corvese joined BioScrip in May 1994 and has held various positions including Vice President of Operations of BioScrip’s subsidiary, BioScrip PBM Services, LLC, and Chief Information Officer of BioScrip.

Dave Evans, 46, Senior Vice President, Strategic Operations.  Mr. Evans joined BioScrip in February 2009. Prior to joining BioScrip, from August 2006 to July 2008, Mr. Evans was Chief Financial Officer and Secretary of Byram Healthcare Centers, Inc., a provider of medical supplies and pharmacy items to long term chronic patients. From June 2003 to August 2006, Mr. Evans was the Corporate Vice President, Strategic Operations of Option Care, Inc., a home infusion and specialty pharmaceutical company.

Scott W. Friedman, 34, Senior Vice President Business Development.  Mr. Friedman joined BioScrip in 1998 as an employee in the Marketing Department. In February 2002, he was appointed Vice President of Marketing and, in January 2003, he was appointed Vice President of Pharmaceutical Relations. In August 2006 he was appointed Executive Vice President of Sales and Marketing. In April 2010 he was appointed Senior Vice President of Business Development. Mr. Friedman is the son of Richard H. Friedman, the Chief Executive Officer and Chairman of the Board of BioScrip.

Phillip J. Keller, 43, Senior Vice President of Finance and Principal Accounting Officer.  Mr. Keller joined BioScrip in 2007 as Vice President of Finance and was appointed Senior Vice President and Principal Accounting Officer in February 2010. Prior to joining BioScrip, from 2000 to 2007 Mr. Keller was Vice President of Finance and Chief Financial Officer of DMI Furniture, Inc.

Douglas A. Lee, 43, Senior Vice President and Chief Information Officer.  Mr. Lee joined BioScrip as its Chief Information Officer in February 2007 and was appointed a Senior Vice President in April 2010. Prior to joining BioScrip, Mr. Lee was a principal in Resultares Consulting Inc., an executive information technology consulting firm, from November 2006 to February 2007. From August 2004 to November 2006, he was the Chief Information Officer of Option Care, Inc. From January 1998 to August 2004, he was a partner and Chief Information Officer of Technology Extension Consulting, Inc.

Lisa Nadler, 47, Senior Vice President, Human Resources.  Ms. Nadler joined BioScrip in July 2009 and is responsible for the development and implementation of all human resources initiatives. Prior to joining BioScrip, from 2007 to 2009 Ms. Nadler was Senior Vice President, Corporate Finance for IMG, Inc., a sports, entertainment and media company, where she was responsible for treasury, tax and risk management. From 2000 to 2007, Ms. Nadler was Senior Vice President, Finance and Human Resources for Gartner, Inc., an information technology research and advisory company.

Vito Ponzio, Jr., 55, Senior Vice President, Community Pharmacy Operations.  Mr. Ponzio joined BioScrip in January 2010 and is responsible for all operations aspects of the Community Store Division. Previously, Mr. Ponzio was the Senior Vice President, Administration for Coram Specialty Infusion Services, a division of Apria Healthcare. He was with Coram for 19 years, from 1990 to 2009, and was responsible for human resources, legal, risk management, facilities and construction management, clinical operations and payroll. During his tenure, he also held the position of Compliance Officer and EEO Officer of Coram and served on the Board of Directors for all Coram subsidiary companies.

Barry A. Posner, 46, Executive Vice President, General Counsel and Secretary.  Mr. Posner joined BioScrip in March 1997 as General Counsel and was appointed Secretary of BioScrip at that time. In April 1998, Mr. Posner was appointed Vice President of BioScrip. In November 2001, he was appointed to the position of Executive Vice President of BioScrip.

Robert F. Roose, 52, Senior Vice President, Supply Chain.  Mr. Roose joined the Company in December 2006 and has held various positions including Chief Procurement Officer. Prior to joining the Company, from August 2004 until September 2006 Mr. Roose was Senior Vice President and Chief Procurement Officer of Option Care, Inc., a home infusion and specialty pharmaceutical company.

Stanley G. Rosenbaum, 63, Executive Vice President, Chief Financial Officer and Treasurer.  Mr. Rosenbaum joined BioScrip as its Executive Vice President, Chief Financial Officer and Treasurer in June 2006. From October 2003 to June 2005, he was a consultant for the Kerr Group, Inc. From October 2000 to April, 2003, he was Chief Financial Officer of Petropac Solutions, Inc., a private company servicing the petroleum industry.

Michael Saracco, 62, Senior Vice President, National Sales.  Mr. Saracco joined BioScrip in September 2009 and is responsible for leading BioScrip’s national sales efforts, which includes the infusion and physician specialty sales teams. Prior to joining BioScrip, from 1996 to 2008 Mr. Saracco held various positions at Coram, Inc including President, Specialty Services. From 1988 to 1995, Mr. Saracco was Director of Sales and Regional General Manager for Caremark International, a national home infusion provider which was acquired by Coram Inc. in 1995.

Joseph Smith, 50, Senior Vice President, Infusion and AIC Services.  Mr. Smith joined BioScrip in February 2009. Prior to joining BioScrip, from March 2006 to June 2008, Mr. Smith was Chief Operating Officer and a director of ActiveCare Network, LLC, a network of clinics that provide infusion, injection and vaccine services for payors, pharmaceutical manufacturers and specialty pharmacy clients. From July 2001 to August 2005, Mr. Smith was Executive Vice President of Hemophilia Resources of America, Inc., a distributor of blood products to hemophilia patients. From March 1993 to June 2001, Mr. Smith held various positions with Coram Healthcare, Inc., a national provider of home infusion services and specialty pharmacy distribution, including Chief Operating Officer from December 1998 to July 2000.

Executive officers are appointed by and serve at the pleasure of the Board, subject to the terms of their respective employment and/or severance agreements with the Company. See “Employment and Severance Agreements” below.

* * * * *

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee is comprised of all independent directors and is responsible for, among other things, overseeing and approving compensation levels for the Company’s Chief Executive Officer and other executive management, including the individuals named in the Summary Compensation Table below (the “named executives”). The Compensation Committee is also responsible for the development and administration of management compensation policies and programs that are consistent with, linked to and supportive of the basic strategic objectives of creating stockholder value and paying for quality performance while taking into consideration the activities, roles and responsibilities of the Company’s management.

The Compensation Committee, from time to time, utilizes compensation consultants to assist the Committee with:

•	compensation benchmarking;

•	incentive plan design and grant levels;

•	current and anticipated trends in executive compensation; and

•	compliance with executive compensation regulations.

In 2009, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) for the sole purpose of providing the Committee with an update on changes in the executive compensation environment. For services provided to the Compensation Committee in 2009 FW Cook was paid $13,720.

Objectives of the Company’s Compensation Program

The Compensation Committee adheres to the following three principles in discharging its responsibilities:

•	Overall compensation programs should be structured to ensure the Company’s ability to attract, retain, motivate and reward those individuals who are best suited to achieving the desired performance results, both long-term and short-term, while taking into account the roles, duties and responsibilities of individuals and their respective departments

•	There should be a strong link between executive officer compensation and the Company’s short-term and long-term financial performance.

•	Annual bonuses and long-term incentive compensation for senior management and key employees should be “at risk,” or based upon the satisfactory achievement of established financial or other performance related goals and objectives.

In determining compensation, the Compensation Committee considers the compensation levels, programs and practices of certain companies in the healthcare industry to assure that its programs are market competitive. The Compensation Committee reviews and periodically adjusts the peer group used by it in making compensation decisions. In the second half of 2008, a peer group review was undertaken with the assistance of FW Cook, which also used national surveys to provide the Compensation Committee with additional benchmark information. The 2008 peer group review was used as a basis for determining 2009 compensation. In early 2009, the peer group was again reviewed to determine 2010 compensation. The peer group companies, which the Compensation Committee believed to be an appropriate peer group, had 2008 median revenues of $1.5 billion (as compared to the Company’s $1.4 billion of revenue for 2009) and included the following:

Catalyst Health.	Amedisys	Pharmerica Corporation
Centene Corporation	Lincare Holdings, Inc.	PSS World Medical, Inc.
Almost Family	LHC Group	SXC Health
Gentiva Health Services, Inc.

Management’s Role in Compensation Practices

While the Compensation Committee does not delegate any of its authority to determine executive compensation, it considers recommendations from the Company’s Chief Executive Officer in making its compensation decisions for executive officers, other than himself. In making compensation recommendations to the Compensation Committee, the Chief Executive Officer generally considers individual, business unit, division and Company performance and comparable compensation for a similar position at other competitive companies. Compensation levels and targets, as well as performance targets and compensation ranges, are then proposed by management to the Compensation Committee which reviews the proposals, discusses them with management and the Compensation Committee’s outside consultant, taking into account the benchmark data, and the Compensation Committee will approve what it deems appropriate compensation levels. The Chairman of the Compensation Committee will advise the Company’s Chief Executive Officer of all Compensation Committee approved recommendations. The Chief Executive Officer will then inform senior management of such approved compensation levels.

Chief Executive Officer Compensation

In setting compensation for the Company’s Chief Executive Officer, the Compensation Committee consulted with its outside compensation consultant. In May 2008, the Company entered into a new employment agreement with its Chief Executive Officer. The Chief Executive Officer’s new employment agreement is described below in the section titled “Employment and Severance Arrangements.” The Compensation Committee believes the structure of the employment agreement, as well as the targeted and potential value of the compensation to be earned thereunder, is in the best interest of stockholders, provides a competitive opportunity that is strongly aligned with stockholder interests, and provides for management continuity.

Elements of the Company’s Executive Compensation Program

With the above principles and benchmarking data as a guide, the Compensation Committee embraces a “pay-for-performance” philosophy and has adopted compensation programs that it believes are competitive with compensation paid to executives in similar businesses with persons holding similar positions and having similar duties and responsibilities. The Company’s compensation program for executive officers consists of base salary, annual cash incentive compensation, and long-term incentive compensation.

Base Salary.  Base salary is the fixed component of the Company’s executive compensation program and is the only element of executive annual cash compensation not based on Company performance. The Compensation Committee reviews base salaries for executives other than the Chief Executive Officer from time to time and approves salary levels after assessing a number of factors including the Company’s and the executive’s performance for the previous year, the executive’s scope of responsibilities, competitive compensation levels coupled with the reasonableness within the Company, and the Company’s ability to pay. The base salary of the Company’s Chief Executive Officer is fixed pursuant to the terms of his employment agreement. Base salaries allow the Company to provide a competitive level of compensation in order to attract and retain superior employees. On an overall basis, base salary is targeted at the 50th percentile of the competitive market (as discussed above) for the Chief Executive Officer and his direct reports. The named executives did not receive an increase in base salary for 2009 while the average base salary increase for all salaried employees was approximately 3.0%.

Annual Cash Incentive Compensation.  The Company does not pay contractual annual bonuses to its executives or to employees at any level. A broad group of approximately 230 management employees, including the named executives, are eligible to participate in a pay-for-performance annual cash incentive plan. The cash incentive plan is designed to motivate employees to continuously improve the Company’s business performance and to promote a results-oriented business culture by rewarding an executive officer’s individual performance as well as the overall performance of the Company for a given year. Annual cash incentive compensation is generally targeted at the median of the companies included within its selected peer group. Executive officers have an opportunity to receive annual incentive compensation under the cash incentive plan if individual, corporate and departmental or business unit goals and objectives are achieved. On an overall basis annual cash incentive compensation is targeted at the 50th percentile of the competitive market.

Company-wide cash incentive awards, including those for executives, are recommended to the Compensation Committee for approval based on an assessment by the Company’s Chief Executive Officer. If certain financial performance thresholds are met, then an annual bonus is paid for that year. In 2009, the Compensation Committee approved the following bonus program for the Company’s named executives:

•	The annual cash bonus for the Chief Executive Officer was targeted at 100% of base salary. Achievement of the full bonus amount was tied to the following factors: (i) achievement of budgeted net income of $19.2 million — 60% of the targeted bonus; (ii) achievement of budgeted sales of $1.374 billion — 10% of the targeted bonus; (iii) implementation of the Company’s new pharmacy and billing and collection system in all community retail stores and the Company’s mail service facility on or before September 30, 2009 — 10% of the targeted bonus; (iv) implementation of a new employee development and training program — 5% of the targeted bonus; (v) improvement in employee satisfaction — 10% of the targeted bonus; and (vi) achievement of cost reduction of $2.0 million above budget during 2009 — 5% of the targeted bonus. For 2009 the Company’s Chief Executive Officer earned 80% of his targeted bonus amount.

•	The annual cash bonus for the President and Chief Operating Officer was targeted at 50% of base salary. Achievement of the full bonus amount was tied to the following factors: (i) achievement of budgeted net income of $19.2 million — 60% of the targeted bonus; (ii) achievement of budgeted sales of $1.374 billion — 10% of the targeted bonus; (iii) implementation of the Company’s new pharmacy and billing and collection system in all community retail stores and the Company’s mail service facility on or before September 30, 2009 — 10% of the targeted bonus; (iv) implementation of a new employee development and training program — 5% of the targeted bonus; and (v) improvement in employee satisfaction — 10% of the targeted bonus; and (vi) achievement of cost reduction of $2.0 million above budget during 2009 — 10% of the targeted bonus. For 2009 the Company’s President and Chief Operating Officer earned 80% of his targeted bonus amount.

•	The annual cash bonus incentive for the Chief Financial Officer was targeted at 55% of base salary. Achievement of the full bonus amount was tied to the following factors: ((i) achievement of budgeted net income of $19.2 million — 60% of the targeted bonus; (ii) achievement of budgeted sales of $1.374 billion — 10% of the targeted bonus; (iii) implementation of the Company’s new pharmacy and billing and collection system in all community retail stores and the Company’s mail service facility on or before September 30, 2009 — 10% of the targeted bonus; (iv) implementation of a new employee development and training program — 10% of the targeted bonus; and (v) improvement in employee satisfaction — 10% of the targeted bonus; and (vi) achievement of cost reduction of $2.0 million above budget during 2009 — 10% of the targeted bonus. For 2009 the Company’s Chief Financial Officer earned 80% of his targeted bonus amount.

•	The annual cash bonus for the Executive Vice President and General Counsel was targeted at 40% of base salary. Achievement of the full bonus amount was tied to the following factors: (i) achievement of budgeted net income of $19.2 million — 60% of the targeted bonus; (ii) increase legal and compliance awareness through development of new education program — 10% of the targeted bonus; (iii) satisfactory results of internal survey of legal department — 10%; (iv) meeting requirements of board and committee chairs related to secretarial and governance issues — 10% of the targeted bonus; and (v) achievement of cost reduction of $2.0 million above budget during 2009 — 10% of the targeted bonus. For 2009 the Company’s Executive Vice President and General Counsel earned 92% of his targeted bonus amount.

•	The annual incentive for the Senior Vice President of Business Development was targeted at 50% of base salary. Achievement of the full bonus amount was tied to the following factors: (i) achievement of budgeted net income of $19.2 million — 60% of the targeted bonus; (ii) achievement of budgeted sales of $1.374 billion — 10% of the targeted bonus; (iii) implementation of the Company’s new pharmacy and billing and collection system in all community retail stores and the Company’s mail service facility on or before September 30, 2009 — 10% of the targeted bonus; (iv) achievement of cost reductions of $2.0 million above budget during 2009 — 10% of the targeted bonus; (v) implementation of a new employee development and training program — 5% of the targeted bonus; and (vi) improvement in employee satisfaction — 5% of the targeted bonus. The Senior Vice President of Business Development had the opportunity to earn an additional bonus in an amount equal to 12.5% of the Company’s net income above $19.2 million. For 2009 the Company’s Senior Vice President of Business Development earned 80% of his targeted bonus amount and no additional bonus.

Long-Term Incentive Compensation.  The Company provides long-term incentives to its executive officers through the 2008 Plan, which permits the grant of various equity based awards including stock options, stock appreciation rights, restricted stock units, stock grants, and performance units. The 2008 Plan does not allow the grant of “reload” options or the repricing of stock options.

The purpose of the 2008 Plan is to promote the interests of the Company by granting equity awards to key employees in order to (i) attract and retain key employees, (ii) provide an additional incentive to each key employee to work to increase the value of the Company’s common stock, and (iii) provide each key employee with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders. Historically stock options were the only form of long-term incentive utilized by Company as the Compensation Committee believed that stock options were the strongest tie to stock price performance and that the interests of the Company’s executives would have the greatest alignment with stockholder interests through the granting of stock options. From the Company’s merger with Chronimed in March 2005 until 2009, the Company’s stock price had declined, causing most of the outstanding stock option grants to be substantially out of the money. To address concerns of the Compensation Committee related to retention of the management team, in 2006 the Board approved the Compensation Committee’s directive to issue long-term incentive grants to key executives and employees consisting of 50% of long-term incentive value in stock options and 50% of long-term incentive value in performance based restricted stock. Long-term incentive compensation is generally targeted at the median of the companies included within its selected peer group. Despite the Compensation Committee’s 2006 philosophy of issuing long-term incentive grants to key executives and employees consisting of 50% of long-term incentive value in stock options and 50% of long-term incentive value in performance based restricted stock, in 2008 and 2009 the Compensation Committee decided to make a long-term incentive grants consisting solely of stock options. The Compensation Committee made this decision based on a number of factors. The factors the Compensation Committee considered in making this decision included the following: (i) the large number of outstanding stock options previously granted to management and other employees that were out of the money; (ii) the limited number of shares of stock remaining available for grant under the 2008 Plan; (iii) the terms of the 2008 Plan which provide that any grant of stock, other than options or stock appreciation rights, are counted against the pool of stock reserved for issuance under the 2008 Plan as one and one-half (1.5) shares of stock for every one share of stock granted; and (iv) the lack of vesting of the 2007 restricted stock grant which the Compensation Committee still determined to provide an appropriate level of incentive to management.

On April 28, 2009 the Compensation Committee approved the grant of stock options to, among other employees, each of the named executive officers, other than Richard M. Smith. The number of stock options granted to each named executive (other than to Mr. Smith) was as follows: (i) 150,000 options to Richard Friedman, (ii) 100,000 options to Stanley G. Rosenbaum, (iii) 100,000 options to Barry A. Posner, and (iv) 75,000 options to Scott Friedman.

Each stock option had a strike price of $2.73 per share, the fair market value on the date of grant. Each option vests as to one third of the shares on the first, second and third anniversaries of the date of grant. The stock option agreements evidencing the grants have a ten year term.

Long-term incentive compensation is generally granted on an annual basis at the first meeting of the Compensation Committee following the Company’s annual stockholder meeting. No long-term incentive compensation is granted immediately prior to, coincident with or immediately after the announcement of Company results. Generally, executives receive only one grant per cycle, typically a year. In addition, as indicated in Proposal 3 above, if the amendments to the 2008 Plan are approved at the Annual Meeting, for fiscal years 2010 through 2012 the Company will not grant during such three fiscal years a number of shares subject to options or stock awards to employees or non-employee directors, such that the average number of shares granted in each of such fiscal years over such three-year period is greater than 3.65% of the average number of shares of the Company’s common stock that were outstanding at the end of each of such three fiscal years.

Deductibility of Compensation

In establishing pay levels for our named executives, the Compensation Committee considers the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) on the amount of compensation deductible by the Company. Under current tax law, Section 162(m) imposes a $1.0 million limit that a publicly traded company can deduct for compensation paid to its chief executive officer and its next four most highly compensated executives. This limitation does not apply to pay that qualifies as “performance-based compensation”. In order to qualify as performance-based, compensation must, among other things, be based solely on the attainment of pre-established objective goals under a stockholder approved plan with no discretion permitted in determining award payouts.

While the Company’s annual cash incentive compensation program is discretionary and therefore does not qualify as “performance-based compensation” under Section 162(m), the Compensation Committee generally seeks to structure long-term incentive compensation for the named executives so as to qualify for full tax deductibility under Section 162(m). Our current restricted stock grants are based on, and any future grants are generally also expected to be based on, the Company’s achievement of pre-established performance goals. In addition, options granted under the 2008 Plan will be exempt from the deduction limit of 162(m). The Compensation Committee intends to continue to pursue a strategy of maximizing the deductibility of the compensation paid to the Company’s executives when appropriate. However, the Committee reserves the right to make awards outside of these plans or to provide compensation that does not qualify for full tax deductibility under Section 162(m) when deemed appropriate.

Retirement

The Company maintains a qualified 401(k) plan in which all employees (including the named executives) may participate. There are no special executive retirement benefits other than for the Chief Executive Officer. The retirement benefit for the Chief Executive Officer is discussed below in the section titled “Employment and Severance Arrangements.”

Perquisites

The Company did not provide perquisites to any of its named executives in 2009.

Stock Ownership Guidelines

The Company encourages executive stock ownership but does not currently have any formal stock ownership guidelines in place. The Compensation Committee has determined it advisable to adopt stock ownership guidelines for directors and executives and such guidelines are currently being prepared.

Compensation Committee Report

Management of the Company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Management Development and Compensation Committee of the Board of Directors has reviewed and discussed it with management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders.

Submitted by the Management Development and Compensation Committee:

Stuart A. Samuels, Chairman
Charlotte W. Collins
Samuel P. Frieder
Myron Z. Holubiak

Compensation Committee Interlocks and Insider Participation

No member of the Management Development and Compensation Committee is or has been one of our officers or employees or has had any relationship with us requiring disclosure under the Commission’s rules and regulations. During the year ended December 31, 2009 none of the Company’s executive officers served on the board of directors, or on the compensation committee of the board of directors, of any entity whose executive officers serve on our Board.

Summary Compensation Table

The table below summarizes the total compensation earned by each of the Company’s named executive officers in 2009, 2008 and 2007.

					Non-Equity	All
			Stock	Option	Incentive Plan	Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name & Principal Position	Year	$	($)(1)(2)	($)(1)(3)	($)(4)	($)(5)	($)

Richard H. Friedman	2009	850,000	—	257,430	680,000	8,715	1,796,145
Chairman & Chief Executive Officer	2008	802,536	738,805	1,169,100	—	21,338	2,731,779
	2007	737,812	216,369	347,600	819,611	8,073	2,129,465
Stanley G. Rosenbaum	2009	440,000	—	171,620	193,600	8,715	813,935
EVP, Chief Financial Officer and Treasurer	2008	440,000	138,628	245,283	—	8,138	832,049
	2007	400,000	—	—	400,000	5,928	805,928
Richard M. Smith President & Chief Operating Officer(6)	2009	469,519	183,600	143,325	190,000	21,709	1,008,153

Barry A. Posner	2009	390,209	—	171,620	144,378	5,042	711,249
EVP, Secretary & General Counsel	2008	390,209	99,812	171,998	—	7,283	669,302
	2007	380,401	—	—	234,126	5,127	619,654
Scott W. Friedman	2009	290,000	—	125,925	116,000	7,568	539,493
SVP, Business Development	2008	290,000	110,903	228,775	—	6,480	636,158
	2007	245,808	—	—	103,993	7,385	357,186

(1)	Values reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2010.

(2)	The following table lays out the maximum value that would be recognized by each officer of Restricted Stock Awards granted assuming each award achieved its respective maximum measurement level to fully vest:

	Maximum Value of Stock Awards ($)
Name	2007 Grant	2008 Grant	2009 Grant

Richard H. Friedman	700,000	3,430,000	—
Stanley G. Rosenbaum	—	393,750	—
Richard M. Smith	—	—	1,200,000
Barry A. Posner	—	283,500	—
Scott W. Friedman	—	315,000	—

(3)	The following table lays out the maximum value that would be recognized by each officer of Option Awards granted assuming the grants were fully vested, and based on the closing price of $8.36, on December 31, 2009:

	Maximum Value of Option Awards ($)
Name	2007 Grant	2008 Grant	2009 Grant

Richard H. Friedman	980,000	339,000	844,500
Stanley G. Rosenbaum	—	129,374	563,000
Richard M. Smith	—	—	639,450
Barry A. Posner	—	93,150	563,000
Scott W. Friedman	—	115,500	422,250

(4)	Amounts for 2009 and 2007 include bonus awards under the Company’s Short-term Incentive Plan.

(5)	Details regarding the amounts shown for each named executive officer can be found in the footnotes of the “All Other Compensation” table below.

(6)	Mr. Smith joined the Company in 2009.

All Other Compensation

The table below and related footnote disclosure describe each component of compensation included under the column heading “All Other Compensation” in the Summary Compensation Table above.

				Registrant
				Contributions
		Life & Disability		to Defined
		Insurance Premiums	Legal Reimbursement	Contribution
Name	Year	($)	($)(1)	Plans ($)(2)	Total ($)

Richard H. Friedman	2009	1,365	—	7,350	8,715
	2008	1,238	13,200	6,900	21,338
	2007	1,323	—	6,750	8,073
Stanley G. Rosenbaum	2009	1,365	—	7,350	8,715
	2008	1,238	—	6,900	8,138
	2007	1,323	—	4,605	5,928
Richard M. Smith	2009	1,365	12,994	7,350	21,709
Barry A. Posner	2009	1,365	—	3,677	5,042
	2008	1,238	—	6,045	7,283
	2007	1,323	—	3,804	5,127
Scott W. Friedman	2009	1,210	—	6,358	7,568
	2008	1,238	—	5,242	6,480
	2007	1,323	—	6,062	7,385

(1)	Represents legal fees paid on behalf of Messrs. Friedman and Smith in connection with the negotiation their employment agreements executed in May 2008 and November 2008, respectively.

(2)	Value of matching contributions allocated by the Company to each of the named executive officers pursuant to the Company’s 401(k) Plan.

Grant of Plan Based Awards

						All
						Other	All Other		Grant
						Stock	Option		Date
						Awards:	Awards:	Exercise	Fair
						Number	Number of	or Base	Value of
			Estimated Future Payouts Under			of Shares	Securities	Price of	Stock &
			Non-Equity Incentive Plan Awards(1)			of Stock	Underlying	Option	Option
			Threshold	Target	Maximum	or Units	Options	Awards	Awards ($)
Name	Grant Date		($)	($)	($)	(#)	(#)	($/Sh)(4)	(5)

Richard H. Friedman			—	850,000	1,275,000	—	—	—	—
	April 28, 2009	(2)	—	—	—	—	150,000	2.73	257,430
Stanley G. Rosenbaum			—	242,000	363,000	—	—	—	—
	April 28, 2009	(2)	—	—	—	—	100,000	2.73	171,620
Richard M. Smith			—	237,500	356,250	—	—	—	—
	January 2, 2009	(3)	—	—	—	120,000	—	—	183,600
	January 2, 2009	(3)	—	—	—	—	105,000	2.27	143,325
Barry A. Posner			—	156,083	234,125	—	—	—	—
	April 28, 2009	(2)	—	—	—	—	100,000	2.73	171,620
Scott W. Friedman			—	145,000	217,500	—	—	—	—
	April 28, 2009	(2)	—	—	—	—	75,000	2.73	125,925

(1)	The Company’s Short-term Incentive Plan; threshold represents 0% of target and maximum represents 150% of target.

(2)	Represents stock options granted under the 2008 Equity Incentive Plan. Vesting occurs in one-third increments on the first, second and third anniversary of the grant date.

(3)	Mr. Smith received performance based restricted stock awards and stock options in accordance with the terms of his employment agreement. With respect to restricted stock awards, vesting occurs with the attainment of certain corporate financial and stock price performance goals. With respect to option awards, vesting occurs in one-third increments on the first, second and third anniversary of the grant date.

(4)	Options are granted with an exercise price equal to the closing price per share of common stock on the date of grant.

(5)	Represents the total fair value, estimated as per FASB ASC Topic 718.

Outstanding Equity Awards At Fiscal Year End

The following table provides information on the holdings of stock options and restricted stock by the named executive officers at December 31, 2009.

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
				Equity					Plan	Market
				Incentive					Awards:	or Payout
				Plan					Number of	value of
				Awards:				Market	Unearned	Unearned
				Number			Number	Value of	Shares,	Shares,
				of			of Shares	Shares or	Units	Units
	Number of	Number of		Securities			or Units	Units of	or Other	or Other
	Securities	Securities		Underlying			of Stock	Stock	Rights	Rights
	Underlying	Underlying		Unexercised	Option		That	That	That	That
	Unexercised	Unexercised		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)	Options (#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

Richard H. Friedman	200,000	—		—	12.20	28-Nov-11
	200,000	—		—	17.80	02-Jan-12
	91,698	—		—	5.80	02-Jan-13
	200,000	—		—	7.03	02-Jan-14
	200,000	—		—	6.36	03-Jan-15
	200,000	—		—	7.54	03-Jan-16
	—	66,666	(1)	—	3.46	02-Jan-17
	66,668	133,332	(2)	—	7.70	02-Jan-18
	37,500	75,000	(3)	—	6.52	29-Apr-18
	—	150,000	(4)	—	2.73	28-Apr-19
							—	—	245,000 (7)	2,048,200
Stanley G. Rosenbaum	169,972	—		—	2.47	01-Nov-16
	23,438	46,874	(3)	—	6.52	29-Apr-18
	—	100,000	(4)	—	2.73	28-Apr-19
							—	—	28,125 (7)	235,125
Richard M. Smith	—	105,000	(5)	—	2.27	02-Jan-19
							—	—	120,000 (7)	1,003,200
Barry A. Posner	70,000	—		—	12.20	28-Nov-11
	75,000	—		—	7.95	24-Sep-13
	13,800	—		—	6.00	01-Jul-15
	158,587	—		—	2.47	01-Nov-16
	16,875	33,750	(3)	—	6.52	29-Apr-18
	—	100,000	(4)	—	2.73	28-Apr-19
							—	—	20,250 (7)	169,290
Scott W. Friedman	14,000	—		—	12.20	28-Nov-11
	20,000	—		—	7.95	24-Sep-13
	11,500	—		—	6.00	01-Jul-15
	44,708	—		—	2.47	01-Nov-16
	3,334	6,666	(6)	—	7.16	28-Feb-18
	18,750	37,500	(3)	—	6.52	29-Apr-18
	—	75,000	(4)	—	2.73	28-Apr-19
							—	—	22,500 (7)	188,100

(1)	Vesting schedule is one-third vesting on January 2, 2008, one-third vesting on January 2, 2009, one-third vesting on January 2, 2010.

(2)	Vesting schedule is one-third vesting on January 2, 2009, one-third vesting on January 2, 2010, one-third vesting on January 2, 2011.

(3)	Vesting schedule is one-third vesting on April 29, 2009, one-third vesting on April 29, 2010, one-third vesting on April 29, 2011.

(4)	Vesting schedule is one-third vesting on April 28, 2010, one-third vesting on April 28, 2011, one-third vesting on April 28, 2012.

(5)	Vesting schedule is one-third vesting on January 2, 2010, one-third vesting on January 2, 2011, one-third vesting on January 2, 2012.

(6)	Vesting schedule is one-third vesting on February 28, 2009, one-third vesting on February 28, 2010, one-third vesting on February 28, 2011.

(7)	Vesting based on achievement of corporate financial and stock price performance goals.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock options exercised and vested stock awards by the Company’s executive officers during the year ended December 31, 2009.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized on	Acquired on Vesting	Value Realized on
Name	on Exercise (#)	Exercise ($)	(#)	Vesting ($)

Richard H. Friedman	491,635	1,921,819	—	—
Stanley G. Rosenbaum(1)	—	—	33,334	155,003
Richard M. Smith	—	—	—	—
Barry A. Posner	—	—	—	—
Scott W. Friedman	—	—	—	—

(1)	Mr. Rosenbaum had 33,334 shares vest at $4.65 on June 21, 2009.

Employment and Severance Agreements

On May 30, 2008, the Company entered into a new Employment Agreement (the “Employment Agreement”) with Richard H. Friedman, the Company’s Chairman and Chief Executive Officer. Mr. Friedman’s previous employment agreement with the Company was set to expire by its terms on May 31, 2008. Pursuant to the terms of the Employment Agreement, the Company agreed to employ Mr. Friedman as the Company’s Chief Executive Officer, President and Chairman for the period commencing June 1, 2008 and continuing through and including May 31, 2011; provided that the agreement shall be extended for up to four additional one year periods unless either party provides written notice of termination to the other not less than ninety days prior to the expiration of the then current term. During the term of the Employment Agreement Mr. Friedman will be paid a base salary of $850,000 per annum. In addition, Mr. Friedman is eligible (i) to participate in the Company’s benefit programs, (ii) to receive a bonus each calendar year under the Company’s then applicable short- and long-term bonus or other incentive plans (with a maximum target payment equal to 100% of his annual salary) upon the achievement of pre-established performance goals; and (iii) to participate in the Company’s long term incentive equity plans and programs in a manner commensurate with his offices and positions. As a signing bonus, Mr. Friedman received a one-time special performance share award of 200,000 shares of restricted common stock, subject to the achievement of certain performance and time measures as set forth in the Employment Agreement (the “Special Equity Award”).

If Mr. Friedman’s employment is terminated early due to his death: (i) he is entitled to receive his salary and other benefits earned and prior to the date of termination and reimbursement for expenses incurred prior to the date of termination, (ii) with the exception of the Special Equity Award, all unvested options and restricted stock shall immediately vest and (together with all fully vested and exercisable options held by him) may be exercisable by his estate for the earlier to occur of one year following his date of death or the original expiration date of the option, (iii) his estate shall be entitled to receive a pro rata bonus for the year in which such death occurred, (iv) any and all deferred compensation shall be paid to Mr. Friedman’s estate, and (v) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.

If Mr. Friedman’s employment is terminated early due to his disability (as defined in the Employment Agreement): (i) he is entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) with the exception of the Special Equity Award, all unvested options and restricted stock shall immediately vest and (together with all fully vested and exercisable options held by him) may be exercisable by him for the earlier to occur of one year following his date of death or the original expiration date of the option, (iv) he shall receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance), continuing coverage under all benefit plans and programs to which he was previously entitled, (v) he shall become vested in and paid any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (vi) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.

If the Company terminates Mr. Friedman for “Cause” (as defined in the Employment Agreement): (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement for expenses incurred prior to the date of termination, (ii) all vested and unvested stock options shall lapse and terminate immediately, (iii) all unvested restricted stock shall be forfeited, and (iv) all earned and unearned performance shares (including performance shares granted as part of the Special Equity Award) shall lapse and terminate immediately.

If Mr. Friedman terminates his employment during the term and it is other than as a result of his death or disability or without Good Reason (as defined in the Employment Agreement): (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination, (ii) all fully vested and exercisable stock options may be exercised by him for the earlier to occur of one year following his date of termination or the original expiration date of the option, (iii) all unvested restricted stock shall be forfeited, and (iv) all unearned performance shares (including performance shares granted as part of the Special Equity Award) shall lapse and terminate immediately.

If the Company terminates Mr. Friedman’s employment without Cause or Mr. Friedman terminates his employment for Good Reason: (i) he shall be entitled to receive his salary and other benefits earned and accrued prior to the date of termination and reimbursement of expenses incurred prior to the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options and restricted stock shall immediately vest and (together with any other vested and exercisable options then held by Mr. Friedman) may be exercised by him for the earlier to occur of one year following his date of termination or the original expiration date of the option, (iv) he will be entitled to receive for a period of two years following termination his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (v) he shall become vested in and immediately paid any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code, and (vi) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.

If within one year following a “Change of Control” (as defined in the Employment Agreement) Mr. Friedman is terminated by the Company or any successor, or within such one year period he elects to terminate his employment for Good Reason: (i) he shall be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he shall be entitled to receive a pro rata bonus for the year in which termination occurred, (iii) all unvested options shall fully vest and (together with any other vested options then held by Mr. Friedman) may be exercised by him for the earlier to occur of one year following his date of termination or the original expiration date of the option, (iv) all unvested shares of restricted stock shall fully vest, (v) he will be entitled to receive for a period of three years following his date of termination his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled; (vi) he shall become vested in and immediately paid any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code; and (vii) the Special Equity Award shall vest on a pro rata basis, subject to achievement of the agreed upon performance criteria.

If either party elects not to renew the Employment Agreement at the end of the initial or any renewal term thereof, then Mr. Friedman shall be entitled to receive a retirement payment in the amount of $1,700,000.00 (the equivalent of two years salary), which shall increase by 25% for each year (or part thereof) that Mr. Friedman remains employed with the Company following the initial three year term of the Employment Agreement. In addition, if Mr. Friedman’s employment with the Company is terminated without Cause or he terminates his employment for Good Reason, then he is entitled to receive, in addition to any other amounts provided for as a result of such termination, an amount equal to the incremental retirement benefit for each year (or portion thereof he remains employed after the initial three year term). The retirement benefit shall be paid to Mr. Friedman in equal monthly installments over a five year period beginning on the first day of the month following his termination. In the event of his death prior to payment in full of the retirement benefit, the remainder shall be paid to a beneficiary designated by Mr. Friedman, or if no beneficiary is named to his estate.

Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any business competitive with the business of the Company during the term of employment and for one year following the later of his termination or his receipt of severance payments. Similarly, during the term and for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company’s relationship with any present or former Company employee or customer. Mr. Friedman has also agreed to keep confidential during the term of employment and thereafter all information concerning the Company and its business.

The Company and Mr. Smith are parties to a severance agreement under which he is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances.

If Mr. Smith’s employment is terminated due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, and (iii) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest. In addition, if Mr. Smith should remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.

If the Company terminates Mr. Smith for “Cause” or if Mr. Smith terminates his employment without “Good Reason” (each as defined in the severance agreement), (i) he shall be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all vested and unvested stock options shall lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options), and (iii) any stock grants made to him that are subject to forfeiture shall be immediately forfeited.

If the Company terminates Mr. Smith’s employment without Cause or Mr. Smith terminates his employment for Good Reason, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he shall be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and he shall become vested in any other pension or deferred compensation plan, and (iv) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest.

If within one year following a “Change of Control” (as defined in the severance agreement) Mr. Smith is terminated by the Company or any successor, or within such one year period he elects to terminate his employment due to a material reduction in his duties or a relocation, (i) he will be entitled to receive his salary and other benefits earned and accrued through the date of termination, (ii) he will be entitled to receive for two years following termination his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled to the extent eligible under such plans or programs, (iii) all unvested options will fully vest and (together with any other vested options then held by Mr. Smith) may be exercised in accordance with their terms, (iv) he will become vested in any pension or other deferred compensation other than pension or deferred compensation under a plan intended to be qualified under Section 401(a) or 403(a) of the Code, (v) all unvested shares of restricted stock will fully vest and be free from restriction on transferability (other than restrictions imposed under Federal and state securities laws), and (vi) any stock grants previously made that are subject to forfeiture shall become non-forfeitable.

The severance agreement is intended to comply with the provisions of 409A of the Internal Revenue Code, to the extent applicable

On August 24, 2006, the Company entered into a severance agreement with Mr. Posner. Under the terms of the agreement Mr. Posner is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances. The severance protections provided to Mr. Posner under this severance agreement replace and modify the severance provisions contained in his employment agreement with the Company which expired in March 2006. There are no other agreements in effect between the Company and Mr. Posner other than the severance agreement.

If Mr. Posner’s employment is terminated early due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, (iii) all performance shares granted under any bonus program will fully vest, and (iv) any stock grants that are subject to forfeiture will become non-forfeitable and will fully vest. Notwithstanding the foregoing, if Mr. Posner should remain disabled for six months following his termination for disability, he will also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.

If the Company terminates Mr. Posner for “Cause” (as defined in the agreement) or if Mr. Posner terminates his employment without “Good Reason” (as defined in the agreement), (i) he will be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) he will be entitled to retain only those performance shares which shall have vested as of the date of termination, (iii) all vested and unvested stock options will lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options) , (iv) any stock grants made to him that are subject to forfeiture will be immediately forfeited, and (v) all performance units shall immediately terminate.

If the Company terminates Mr. Posner’s employment without “Cause” or Mr. Posner terminates his employment for “Good Reason”, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he will be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options will become vested and become immediately exercisable in accordance with the terms of the options and he will become vested in any other pension or deferred compensation plan, (iv) all performance shares granted under any bonus program will fully vest, and (v) any stock grants that are subject to forfeiture will become non-forfeitable and shall fully vest.

On August 2, 2007, the Company entered into a severance agreement with Stanley G. Rosenbaum, BioScrip’s Executive Vice President, Chief Financial Officer and Treasurer. Under the terms of the agreement Mr. Rosenbaum is entitled to receive severance payment protection in the event of the termination of his employment under certain circumstances.

If Mr. Rosenbaum’s employment is terminated due to his death or disability, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all fully vested and exercisable options may be exercised by his estate for one year following termination, and (iii) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest. In addition, if Mr. Rosenbaum should remain disabled for six months following his termination for disability, he shall also be entitled to receive for a period of two years following termination, his annual salary at the time of termination (less any proceeds received by him on account of Social Security payments or similar benefits and the proceeds of any Company provided long-term disability insurance) and continuing coverage under all benefit plans and programs to which he was previously entitled.

If the Company terminates Mr. Rosenbaum for “Cause” or if Mr. Rosenbaum terminates his employment without “Good Reason” (each as defined in the agreement), (i) he shall be entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) all vested and unvested stock options shall lapse and terminate (except that in the event of termination without Good Reason he shall have 30 days from the date of termination to exercise any vested options), and (iii) any stock grants made to him that are subject to forfeiture shall be immediately forfeited.

If the Company terminates Mr. Rosenbaum’s employment without Cause or Mr. Rosenbaum terminates his employment for Good Reason, (i) he is entitled to receive his salary, bonus and other benefits earned and accrued through the date of termination, (ii) for a period of two years following termination he shall be entitled to receive his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled, (iii) all unvested options shall become vested and immediately exercisable in accordance with the terms of the options and he shall become vested in any other pension or deferred compensation plan, and (iv) any stock grants that are subject to forfeiture shall become non-forfeitable and shall fully vest.

The Company entered into amendments to the severance agreements for Messrs. Posner and Rosenbaum. Each of the severance agreements was amended to provide that any payments, benefits and vesting to which an executive may be entitled would be provided without regard to the deductibility of such payments, benefits and vesting under Section 280G of the Internal Revenue Code (the “Code”) and without regard to whether such payments would subject the executive to the federal excise tax levied on certain “excess parachute payments” under Code Section 4999 (the “Excise Tax”). If any portion of the payments, benefits and vesting to or for the executive’s benefit constitutes an “excess parachute payment” within the meaning of Code Section 280G, we would pay to the executive an additional amount that after reduction for all taxes (including the Excise Tax) with respect to such gross-up payment equals the Excise Tax on such payment; provided, that to the extent any gross-up payment would be considered deferred compensation for purposes of Code Section 409A, the manner and time of payment and the affected provisions of the severance agreement would be adjusted to the extent necessary (but only to the extent necessary) to comply with the requirements of Code Section 409A so that the payment does not give rise to the interest or additional tax amounts to the executive as described at Code Section 409A(a)(1)(B) or Code Section 409A(b)(4). Each of the severance agreements was also amended to provide that it, to the extent applicable, comply with Code Section 409A in accordance with the provisions set forth the severance agreement, as amended.

In August 2003, Mr. Scott W. Friedman entered into an employment letter agreement with the Company which provides for his employment until terminated by the Company or Scott Friedman. In October 2004, the Company and Scott Friedman entered into a letter agreement amending certain provisions of the 2003 employment letter agreement. Under the agreement, as amended, in the event Scott Friedman is terminated by the Company or any successor without cause or he terminates his employment at any time for good reason, he is entitled to receive an amount equal to one year of salary and all outstanding unvested options granted to him and held by him vest and become immediately exercisable and are otherwise exercisable in accordance with their terms.

The following tables summarize potential change in control and severance payments to each named executive officer. The columns describe the payments that would apply in different termination scenarios— a termination of employment as a result of the named executive officer’s voluntary resignation without good reason, his termination by us for cause, death, disability, termination of employment without cause, termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment as a result of a change in control. The table assumes that the termination or change in control occurred on December 31, 2009. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $8.36, which represents the closing market price of our common stock as reported on the NASDAQ Global Market on December 31, 2009. All amounts are expressed in dollars.

Friedman, Richard H.

					Termination
				Without	Upon
	Voluntary/			Cause/Good	Change in
Benefit	For Cause	Death	Disability	Reason	Control

Cash Severance	680,000	680,000	2,380,000	2,380,000	3,230,000
Equity
Restricted Stock	—	376,200	376,200	376,200	376,200
Unexercisable Options	—	1,397,163	1,397,163	1,397,163	1,397,163
Total	—	1,773,363	1,773,363	1,773,363	1,773,363
Retirement Benefit
DB Plan	—	—	—	—	—
DC Plan	—	—	14,700	14,700	22,050
Total	—	—	14,700	14,700	22,050
Other Benefits
Health & Welfare	—	—	19,324	19,324	28,932
Total	—	—	19,324	19,324	28,932
Total	680,000	2,453,363	4,187,387	4,187,387	5,054,345

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, or for good reason; 3 times base salary and current bonus in the event of termination as a result of a change in control.

Restricted Stock: Intrinsic value of accelerated vesting of restricted stock based on December 31, 2009 closing price of $8.36.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2009 closing price of $8.36.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, or for good reason; 3 additional years of employer contributions in the event of termination as a result of a change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, or for good reason; 3 additional years of health and welfare benefits in the event of termination as a result of a change in control.

Upon a change in control, based upon the assumptions set forth herein, an excise tax of $646,000 would be imposed upon Mr. R. Friedman due to regulations under Code Section 280G. This $646,000 is not deductible by the Company.

Rosenbaum, Stanley G.

					Termination
				Without	Upon
	Voluntary/			Cause/Good	Change in
Benefit	For Cause	Death	Disability	Reason	Control

Cash Severance	193,600	193,600	1,073,600	1,073,600	1,073,600
Equity
Restricted Stock	—	235,125	235,125	235,125	235,125
Unexercisable Options	—	649,248	649,248	649,248	649,248
Total	—	884,373	884,373	884,373	884,373
Retirement Benefit
DB Plan	—	—	—	—	—
DC Plan	—	—	14,700	14,700	14,700
Total	—	—	14,700	14,700	14,700
Other Benefits
Health & Welfare	—	—	19,324	19,324	19,324
Total	—	—	19,324	19,324	19,324
Total	193,600	1,077,973	1,991,997	1,991,997	1,991,997

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, for good reason, or change in control.

Restricted Stock: Intrinsic value of accelerated vesting of restricted stock based on December 31, 2009 closing price of $8.36

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2009 closing price of $8.36.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, for good reason, or change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, for good reason, or change in control.

Smith, Richard M.

					Termination
				Without	Upon
	Voluntary/			Cause/Good	Change in
Benefit	For Cause	Death	Disability	Reason	Control

Cash Severance	190,000	190,000	1,140,000	1,140,000	1,140,000
Equity
Restricted Stock	—	1,003,200	1,003,200	1,003,200	1,003,200
Unexercisable Options	—	639,450	639,450	639,450	639,450
Total	—	1,642,650	1,642,650	1,642,650	1,642,650
Retirement Benefit
DB Plan	—	—	—	—	—
DC Plan	—	—	14,700	14,700	14,700
Total	—	—	14,700	14,700	14,700
Other Benefits
Health & Welfare	—	—	27,626	27,626	27,626
Total	—	—	27,626	27,626	27,626
Total	190,000	1,832,650	2,824,976	2,824,976	2,824,976

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, for good reason, or change in control.

Restricted Stock: Intrinsic value of accelerated vesting of restricted stock based on December 31, 2009 closing price of $8.36.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2009 closing price of $8.36.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, for good reason, or change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, for good reason, or change in control.

Posner, Barry A.

					Termination
				Without	Upon
	Voluntary/			Cause/Good	Change in
Benefit	For Cause	Death	Disability	Reason	Control

Cash Severance	144,378	144,378	924,796	924,796	924,796
Equity
Restricted Stock	—	169,290	169,290	169,290	169,290
Unexercisable Options	—	625,100	625,100	625,100	625,100
Total	—	794,390	794,390	794,390	794,390
Retirement Benefit
DB Plan	—	—	—	—	—
DC Plan	—	—	14,700	14,700	14,700
Total	—	—	14,700	14,700	14,700
Other Benefits
Health & Welfare	—	—	27,626	27,626	27,626
Total	—	—	27,626	27,626	27,626
Total	144,378	938,768	1,761,512	1,761,512	1,761,512

Cash Severance: Current bonus in the event of voluntary termination, for cause or upon death; 2 times base salary and current bonus in the event of termination as a result of disability, without cause, for good reason, or change in control.

Restricted Stock: Intrinsic value of accelerated vesting of restricted stock based on December 31, 2009 closing price of $8.36.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2009 closing price of $8.36.

DC Plan: 2 additional years of employer contributions in the event of termination as a result of disability, without cause, for good reason, or change in control.

Health & Welfare: 2 additional years of health and welfare benefits as a result of disability, without cause, for good reason, or change in control.

Friedman, Scott W.

Termination
				Without	Upon
	Voluntary/			Cause/Good	Change in
Benefit	For Cause	Death	Disability	Reason	Control

Cash Severance	—	—	—	406,000	406,000
Equity
Restricted Stock	—	—	—	—	—
Unexercisable Options	—	—	—	499,249	499,249
Total	—	—	—	499,249	499,249
Retirement Benefit
DB Plan	—	—	—	—	—
DC Plan	—	—	—	—	—
Total	—	—	—	—	—
Other Benefits
Health & Welfare	—	—	—	—	—
Total	—	—	—	—	—
Total	—	—	—	905,249	905,249

Cash Severance: 1 times base salary and current bonus.

Unexercisable Options: Intrinsic value of accelerated vesting of stock options which carry a positive return upon exercise based on December 31, 2009 closing price of $8.36.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file with the Commission initial reports of ownership and reports of changes in beneficial ownership of the Company’s Common Stock and other equity securities. Based solely on our review of the copies of such reports received by the Company or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2009, the Company’s officers, directors and holders of more than 10% of its common stock complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

The Company’s By-Laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2011 if it is received not later than the close of business on March 5, 2011 or the tenth day following the day on which public announcement of the date of such meeting is first made, and not earlier than the close of business on February 3, 2011.

In addition, the Company’s By-Laws require that such written notice set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election to the Board of Directors: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Company which are directly or indirectly owned beneficially or of record by the person, (d) the date such shares were acquired and the investment intent of such acquisition, and (e) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving if elected); and (ii) as to the stockholder giving the notice: (u) the name and address of such stockholder, as they appear on the Company’s books, the residence name and address (if different from the Company’s books) of such proposing stockholder and any Stockholder Associated Person (defined as (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder or (z) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person) covered by clauses (v), (w), (y) and (z) below, (v) the class and number of shares of stock of the Company which are directly or indirectly held of record or beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the Company’s securities, a description of any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which a hedging transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (w) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (x) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (y) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (z) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. In addition, any stockholder who submits a notice is required to update and supplement the information disclosed in such notice, if necessary, in accordance with the By-Laws.

In the case of other proposals by stockholders at an annual meeting, the By-Laws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, the residence name and address (if different from the Company’s books) of such proposing stockholder and any Stockholder Associated Person; (iii) the class and number of shares of stock of the Company which are directly or indirectly held of record or beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the Company’s securities, a description of any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which a hedging transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (iv) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or entity in connection with the proposal of such business by such stockholder and any material interest of such stockholder or any Stockholder Associated Person or such other person or entity in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) a representation as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal. In addition, any stockholder who submits a notice is required to update and supplement the information disclosed in such notice, if necessary, in accordance with the By-Laws.

Rule 14a-8 under the Exchange Act provides that if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline for delivering stockholder proposals in the Company’s proxy statement for the 2011 annual meeting of stockholders should be a reasonable time before the Company begins to print and send its proxy materials. The Company held the 2009 annual meeting of stockholders on April 28, 2009. However, this year, due to the special meeting of the stockholders held on March 25, 2010 in connection with the Company’s acquisition of CHS, the date of the Company’s annual meeting was pushed back to June 3, 2010. Next year, the Company intends to return to its customary schedule and hold its annual meeting around the end of April. Therefore, the Company has determined that a reasonably time for stockholder proposals intended to be presented at the 2011 annual meeting to be received by the Company at its principal executive offices at 100 Clearbrook Road, Elmsford, NY 10523, Attention: Secretary, in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to that meeting is no later than December 1, 2010. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

MISCELLANEOUS

A copy of the Company’s 2009 Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Commission, is enclosed but is not to be regarded as proxy solicitation materials.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this Proxy Statement and one copy of the Company’s 2009 Annual Report to Stockholders to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save the Company the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by calling 800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to BioScrip, Inc., Secretary, 100 Clearbrook Road, Elmsford, NY 10523 or contact BioScrip, Inc. Secretary at 914-460-1600.

Exhibit A

CERTIFICATE OF AMENDMENT OF
THE SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BIOSCRIP, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is BioScrip, Inc.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred thirty million (130,000,000) shares, par value one-one hundredth of a cent ($0.0001) per share, of which one hundred twenty five million (125,000,000) shares are designated as Common Stock and five million (5,000,000) shares are designated as Preferred Stock.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Barry A. Posner,
Executive Vice President

Dated: June 3, 2010

Exhibit B

BIOSCRIP, INC.
2008 EQUITY INCENTIVE PLAN
AS ADOPTED
EFFECTIVE APRIL 29, 2008
(Amended April 28, 2010)

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§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interest of BioScrip, Inc. (the “Company”), a Delaware corporation, by authorizing the Committee to grant Awards to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee and Director to work to increase the value of Stock and (3) to provide each Key Employee and Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.

§ 2.

DEFINITIONS

2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Award — means any Option, Stock Appreciation Right, Restricted Stock Unit, Stock Grant or Performance Unit made pursuant to the provisions of the Plan.

2.3 Award Agreement — means any Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

2.4 Board — means the Board of Directors of the Company.

2.5 Change in Control — means unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Affiliate or Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of or group of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person or group;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the

“Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(e) The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

2.6 Code — means the Internal Revenue Code of 1986, as amended.

2.7 Committee — means the Management Development & Compensation Committee, or such other committee appointed by the Board, which shall have at least 2 members, each of whom shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.8 Director — means a non-employee member of the Board.

2.9 Ending Value — means, a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment.

2.10 Fair Market Value — means (1) the closing price on any date for a share of Stock on the principal securities exchange on which the Stock is traded or listed or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with clause (1) for the immediately preceding business day, or, if the Stock is not traded or listed on any securities exchange, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.11 ISO — means an Option which is intended to satisfy the requirements of § 422 of the Code.

2.12 Key Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of the Company.

2.13 1933 Act — means the Securities Act of 1933, as amended.

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2.14 1934 Act — means the Securities Exchange Act of 1934, as amended.

2.15 Non-ISO — means an Option which is not intended to satisfy the requirements of § 422 of the Code.

2.16 Option — means an option to purchase Stock which is granted under § 7.

2.17 Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.

2.18 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.19 Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.20 Performance Goal — means a performance goal described in § 11.3.

2.21 Performance Period — means a performance period as described in § 11.4.

2.22 Performance Unit — means an Award granted under § 11.

2.23 Plan — means this BioScrip, Inc. 2008 Equity Incentive Plan as adopted by the Board and as amended from time to time thereafter.

2.24 Prior Plan — means the Company’s 2001 Incentive Stock Plan.

2.25 Restricted Stock Unit — means an Award granted under Section 9.

2.26 Restricted Stock Unit Certificate — means the written certificate which sets forth the terms and conditions of a Restricted Stock Unit.

2.27 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.28 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.29 Stock — means the common stock, $.0001 par value per share, of the Company.

2.30 Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8.

2.31 Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee as part of an Option.

2.32 Stock Grant — means Stock granted under § 10.

2.33 Stock Grant Certificate — means the written certificate which sets forth the terms and conditions of a Stock Grant.

2.34 Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.35 Substitute Awards — Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines.

2.36 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

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§ 3.

SHARES RESERVED UNDER PLAN

3.1 Number of Shares   (a) Subject to adjustment as provided in Section 15, a total of 9,280,000 shares of Stock shall be authorized for issuance under the Plan (which number shall include the 3,580,000 shares of Stock originally reserved for issuance under the Plan), all of which may subject to ISOs, less one (1) share of Stock for every one (1) share of Stock that was subject to an option or stock appreciation right granted after December 31, 2007 under the Prior Plan and one and one-half (1.5) shares of Stock for every one (1) share of Stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2007 under the Prior Plan. In no event may more than 500,000 shares of Stock in the aggregate be subject to Awards granted to Directors. Any shares of Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1.0) share of Stock for every one (1) share of Stock issued. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and one-half (1.5) shares of Stock for every one (1) share of Stock issued.

(b) If any shares of Stock subject to an Award, or after December 31, 2007 an award under the Prior Plan, are forfeited or expire, or any Award, or after December 31, 2007 an award under the Prior Plan, is settled for cash (in whole or in part), the shares of Stock subject to such Award or such award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock authorized for issuance under paragraph (a) of this Section: (i) shares of Stock tendered by the Key Employee or Director or withheld by the Company in payment of the purchase price of an Option, (ii) shares of Stock tendered by the Key Employee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

(c) Substitute Awards shall not reduce the shares of Stock authorized for issuance under the Plan or authorized for grant to a Participant under Section 6. Additionally, in the event that a company acquired by the Company or any Affiliate or Subsidiary or with which the Company or any Affiliate or Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for issuance pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company, an Affiliate or a Subsidiary prior to such acquisition or combination.

(d) Any shares of Stock that again become available for issuance pursuant to this Article shall be added back as one (1) share of Stock if such shares of Stock were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as one and one-half (1.5) shares of Stock if such shares of Stock were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

3.2. Character of Shares  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

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§ 4.

EFFECTIVE DATE

The effective date of this Plan shall be the date of its approval by the shareholders of the Company at a duly called meeting.

§ 5.

COMMITTEE

§ 5.1 Committee Powers.  This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Key Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of shares of Stock to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Key Employee or Director; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

§ 5.2  Committee Decisions and Meetings.  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate or Subsidiary, and any Participant employed by any of the foregoing. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

§ 5.3.  Delegation.  To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal securities exchange on which the Stock is traded or listed), the Committee may delegate, by means of an express resolution that sets forth the requirements and limitations relating to the delegation and the procedures to be followed to grant any Awards, to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Key Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Key Employees who are not Directors or executive officers of the Company.

§ 6.

ELIGIBILITY AND ANNUAL GRANT CAPS

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. No Key Employee in any calendar year shall be granted (subject to adjustment under § 15) (i) Options to purchase more than 500,000 shares of Stock, (ii) more than 500,000

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Stock Appreciation Rights based on the appreciation with respect to shares of Stock, and (iii) Stock Grants and Restricted Stock Units that are intended to comply with the requirements of Section 162(m) of the Code representing more than 350,000 shares of Stock.

§ 7.

OPTIONS

7.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and Directors under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

7.2 $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.3 Option Price.  The Option Price for each share of Stock subject to an Option (other than with respect to a Substitute Award) shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. Except for adjustments under § 15, without the approval of the Company’s stockholders the Option Price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded.

7.4 Payment.  The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid (i) through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated through a sale of Stock, (ii) with the consent of the Committee, by withholding Stock otherwise issuable in connection with the exercise of the Option, and (iii) through any other method specified in an Award agreement. Any payment made in Stock (including withholding of Stock) shall be treated as equal to the Fair Market Value of such Stock on the exercise date.

7.5 Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but in no event may an Option granted to an employees of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Article 16, as may be set forth in an Award Agreement with respect to the retirement, death or disability of a Participant or special circumstances determined by the Committee. No Option Certificate shall make an Option exercisable on or after the earlier of

(1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

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(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or service of a Director has terminated for any reason whatsoever, including death or disability.

7.6 Reload Option Grants Prohibited.  The Committee may not, as part of the grant of an Option, provide in the related Option Certificate for “reload” Option grants (i.e., the automatic grant of an additional Option to pay all or a part of the Option Price or using Stock to satisfy all or a part of any related tax withholding requirement.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate.  If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. Except for adjustments under § 15, without the approval of the Company’s stockholders the SAR Value shall not be reduced after the Stock Appreciation Right is granted, a Stock Appreciation Right may not be cancelled in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), and no other action may be taken with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Stock is traded. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but in no event may a Stock Appreciation Right granted to an employee of the Company or any Subsidiary be exercisable before the expiration of one year from the date the Stock Appreciation Right is granted (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Article 16 or as may be set forth in an Award Agreement with respect to the retirement, death or disability of the Key Employee or Director or (ii) special circumstances determined by the Committee (such as the achievement of performance objectives). No Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate.  If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

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8.3 Exercise.  A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

RESTRICTED STOCK UNITS

9.1 Committee Action.  The Committee acting in its absolute discretion shall have the right from time to time to grant to Key Employees and Directors under this Plan Restricted Stock Units, the value of each of which corresponds to the Fair Market Value of a share of Stock. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Certificate that shall set forth the number of Restricted Stock Units granted to the Key Employee or Director, the vesting schedule applicable to such Restricted Stock Units and such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan. Restricted Stock Units subject solely to continued service with the Company or a Subsidiary shall not become vested over a period of less than (i) three (3) years from the date of grant (but permitting pro rata vesting over such period) for grants to Key Employees and (ii) one (1) year from the date of grant (but permitting pro rata vesting over such period) for grants to Directors; provided that such restrictions shall not be applicable to grants not in excess of 10% of the initial number of shares available for grants of Restricted Stock Units under Section 3.1(a). Restricted Stock Unit subject to the achievement of performance objectives shall not become vested over a period of less than one (1) year.

9.2 No Adjustment for Cash Dividends.  Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with § 15.1, there shall be no adjustment to Restricted Stock Units for dividends paid by the Company.

9.3 Payment for Restricted Stock Units.  Unless a Key Employee or Director has made a deferral election in accordance with § 9.4, a Key Employee or Director shall receive upon the vesting of a Restricted Stock Unit payment from the Company in Stock issued under this Plan, and the number of shares of Stock issued to the Key Employee or Director shall be equal to the number of Restricted Stock Units that have at such time become vested. At the time a Key Employee or Director receives shares of stock equal in number to such Key Employee’s or Director’s vested Restricted Stock Units, such vested Restricted Stock Units shall automatically be cancelled and shall give the Key Employee or Director no further rights to payment of any kind.

9.4 Deferrals.  The Committee, in its absolute discretion, may permit a Key Employee or Director to elect to defer such Key Employee’s or Director’s receipt of the delivery of shares of Stock that would otherwise be due to such Key Employee or Director by virtue of the vesting of a Restricted Stock Unit; provided such deferral election is made in accordance with the requirements of Section 409A of the Code. If any such deferral election is permitted by the Committee, the Committee shall, in its absolute discretion, establish additional rules and procedures for such payment deferrals. However, notwithstanding the preceding provisions of this Section and notwithstanding any other provision of this Plan to the contrary, the Committee shall not, (1) in establishing the terms and provisions of any grant of Restricted Stock Units, or (2) in exercising its powers under this § 9.4, create any arrangement which would constitute an employee pension benefit plan as defined in § 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees (within the meaning of ERISA §§ 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6)).

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9.5 Performance-Based Vesting.  Notwithstanding anything contained in Section 9.1 hereof, the Committee may, at the time of grant of Restricted Stock Units to Key Employees, prescribe that vesting of all or any the Restricted Stock Units shall be subject to the achievement of one or more performance objectives, including the Performance Goals set forth in § 11.3.

§ 10.

STOCK GRANTS

10.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

10.2 Conditions.

(a) Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 10.2(b) for the related Stock Grant.

(b) Forfeiture Conditions.  The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Stock Grant Certificate may not provide for vesting of the Stock Grant subject solely to continued service with the Company or a Subsidiary over a period of less than three (3) years from the date of grant (which may be pro rata over such period) for grants to Key Employees and (ii) one (1) year from the date of grant (but permitting pro rata vesting over such period) for grants to Directors; provided that such restrictions shall not be applicable to Stock Grants not in excess of 10% of the initial number of shares available for Stock Grants under Section 3. Stock Grants subject to the achievement of performance conditions shall not become vested over a period of less than one (1) year. A Key Employee’s or Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition.

10.3 Dividends and Voting Rights.  If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Key Employee or Director except as otherwise be provided in the Award agreement. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee’s or Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

10.4 Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or Director’s interest in such Stock becomes non-forfeitable under this Plan,

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and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

10.5 Performance-Based Vesting.  The Committee may, at the time a Stock Grant is made, prescribe that vesting of all or any portion of the shares subject to the Stock Grant shall be subject to the achievement of one or more performance conditions, including the Performance Goals set forth in § 11.3.

§ 11.

PERFORMANCE UNITS

11.1 Committee Action.  The Committee (acting in its sole discretion) may from time to time grant Performance Units to Key Employees under the Plan representing the right to receive in cash an amount determined by reference to certain performance measurements, subject to such restrictions, conditions and other terms as the Committee may determine.

11.2 Conditions.  The written agreement covering Performance Units shall specify Performance Goals (as defined in § 11.3), a Performance Period (as defined in § 11.4)) and an Ending Value. Performance Units granted to a Key Employee shall be credited to a bookkeeping account established and maintained for such Key Employee.

11.3 Performance Goals.  With respect to each award of Performance Units, the Committee (acting in its sole discretion) shall specify as Performance Goals the corporate, division, segment, business unit, and/or individual performance goals which must be satisfied in order for the Key Employee to be entitled to payment to such Performance Units. Performance Goals for an Award of Performance Units that is intended to satisfy the requirements of Section 162(m) of the Code shall be based on achieving specified levels of one or any combination of the following with respect to the Company on a consolidated basis, by division, segment, and/or business unit: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings before interest, taxes, depreciation, amortization and option expense); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; specific and objectively determinable regulatory achievements; and implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel . The Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

11.4 Performance Period.  The Committee (acting in its sole discretion) shall determine the Performance Period, which shall be the period of time during which the Performance Goals must be satisfied in order for the Key Employee to be entitled to payment of Performance Units granted to such Key Employee. Different Performance Periods may be established for different Performance Units. Performance Periods may run consecutively or concurrently.

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11.5 Payment for Performance Units.  As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Goals for the Performance Period have been achieved. As soon as reasonably practicable after such determination, or at such later date or in such installments as the Committee shall determine at the time of grant, the Company shall pay to the Key Employee an amount in cash equal to the Ending Value of each Performance Unit as to which the Performance Goals have been satisfied; provided, however, that in no event shall a Key Employee receive an amount in excess of $1,000,000 in respect of Performance Units for any given year.

§ 12.

NON-TRANSFERABILITY

Except as provided below, no Award shall be transferable by a Key Employee or Director other than by will or by the laws of descent and distribution. Any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. To the extent and under such terms and conditions as determined by the Committee, a Key Employee or Director may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Key Employee’s or Director’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Key Employee or Director or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Key Employee or Director or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Key Employee or Director shall remain bound by the terms and conditions of the Plan. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director with respect to such Award.

§ 13.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view toward resale or distribution to the public and, if so requested by Company, shall deliver to Company a written statement satisfactory to Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable federal or state securities law or he or she shall have furnished to Company an opinion in form and substance satisfactory to Company or its legal counsel satisfactory to Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option, Stock Appreciation Right or Restricted Stock Unit or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

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§ 14.

LIFE OF PLAN

No Award shall be made under this Plan on or after the earlier of

(1) the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, all Restricted Stock Units have vested and all Performance Periods have ended, or

(2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan the satisfaction of the forfeiture conditions, if any, on Stock Grants, or the payment of shares upon the vesting of Restricted Stock Units) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 15.

ADJUSTMENT

15.1 Capital Structure.  The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the annual grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options, Restricted Stock Units or Stock Appreciation Rights granted under this Plan, the Option Price of such Options, the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits.

15.2 Mergers.  The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 6. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option, Restricted Stock Unit and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option Stock Appreciation Right and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 6 of this Plan) to make any Stock Grants and Option Stock Appreciation Right and Restricted Stock Unit grants to effect the assumption of, or the substitution for, stock grants and option, restricted stock unit and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option, restricted stock unit and stock appreciation right grants.

15.3 Fractional Shares.  If any adjustment under this § 15 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Restricted Stock Unit or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 15 by the Committee shall be conclusive and binding on all affected persons.

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§ 16.

CHANGE IN CONTROL

16.1 Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant, if a Key Employee’s employment with such successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Agreement within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), and (ii) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested. For the purposes of this Section 11.2, an Option, Restricted Stock Unit, Stock Appreciation Right, Award or Stock Grant shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Stock subject to the Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Restricted Stock Unit, Stock Appreciation Right or Stock Grant, for each share of Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

16.2 Non-Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Agreement in the event of a Change in Control, to the extent the successor company does not assume or substitute for an Option, Restricted Stock Unit, Stock Appreciation Right, or Stock Grant: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, and (ii) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested.

16.3 Impact on Certain Awards.  Award Agreements may provide that in the event of a Change in Control: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (ii) all Performance Units shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Units shall be immediately settled or distributed.

16.4 Termination of Certain Awards.  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Key Employee or Director, and/or that each Key Employee or Director shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such Change in Control over the Option Price of such Option and the SAR Value of such Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property

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(including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

§ 17.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or exchange rule and (2) no amendment shall be made to § 16 on or after any date described in § 16 which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Awards under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Award made before such suspension or termination unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of the Company or a transaction described in § 15 or § 16.

§ 18.

MISCELLANEOUS

18.1 Stockholder Rights.  No Key Employee or Director shall have any rights as a stockholder of the Company as a result of the grant of an Option or a Restricted Stock Unit or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option, Restricted Stock Unit or Stock Appreciation Right to such Key Employee or Director. Subject to § 10.3, a Key Employee’s or Director’s rights as a stockholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

18.2 No Contract of Employment or Service.  The grant of an Award to a Key Employee or Director under this Plan shall not constitute a contract of employment or service and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Restricted Stock Unit Certificate, Stock Appreciation Right Certificate, Stock Grant Certificate, or Performance Unit agreement.

18.3 Withholding.  Each Option, Stock Appreciation Right, Restricted Stock Unit, Performance Unit and Stock Grant, shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right, the payment of shares upon the vesting of such Restricted Stock Unit, the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee, or to the payment for the Performance Units. The Committee also shall have the right to provide in an Award agreement that a Key Employee may elect to satisfy such statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding through a reduction in shares of Stock shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements, unless it will not trigger a negative accounting impact).

18.4 Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

18.5 Other Conditions.  Each Award may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right, the payment of shares upon the vesting of a Restricted Stock Unit or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the

14

transfer of Stock acquired pursuant to the exercise of an Award or provides for the repurchase of such Stock by the Company.

18.6 Rule 16b-3.  The Committee shall have the right to amend any Award to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

IN WITNESS WHEREOF, BioScrip, Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

BIOSCRIP, INC.

By:

Date:

15

2010 ANNUAL MEETING OF STOCKHOLDERS OF
BIOSCRIP, INC.
To be held on
June 3, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Proxy Statement, Proxy Card and 2009 Annual Report on Form 10-K are available at www.bioscrip.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided. â

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

PROPOSAL 1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Charlotte W. Collins Louis T. DiFazio
☐	WITHHOLD AUTHORITY	¡	Samuel P. Frieder
	FOR ALL NOMINEES	¡	Richard H. Friedman
		¡	Myron Z. Holubiak
☐	FOR ALL EXCEPT	¡	David R. Hubers
	(See instructions below)	¡	Richard L. Robbins
		¡	Stuart A. Samuels
		¡	Richard M. Smith
		¡	Gordon H. Woodward

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

	FOR	AGAINST	ABSTAIN
PROPOSAL 2. Proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 75 million shares to 125 million shares.
	☐	☐	☐

PROPOSAL 3. Proposal to approve an amendment to the Company’s 2008 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance by 5,700,000 shares, from 3,580,000 shares to 9,280,000 shares.
	☐	☐	☐

PROPOSAL 4. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 ABOVE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■

■

PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BIOSCRIP, INC.
2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 3, 2010
     The undersigned stockholder of BIOSCRIP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 26, 2010, and hereby revokes all prior proxies and appoints Richard H. Friedman, Richard M. Smith and Barry A. Posner, or any one of them, proxies and attorneys-in-fact, with full powers to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on June 3, 2010, at 9:00 a.m., local time, at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591, and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 ON THE REVERSE SIDE HEREOF IN FAVOR OF MANAGEMENT’S RECOMMENDATIONS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY.
(IMPORTANT – TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)
14475
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2010 ANNUAL MEETING OF STOCKHOLDERS OF
BIOSCRIP, INC.
To be held on
June 3, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Proxy Statement, Proxy Card and 2009 Annual Report on Form 10-K are available at www.bioscrip.com
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

PROPOSAL 1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Charlotte W. Collins Louis T. DiFazio
☐	WITHHOLD AUTHORITY	¡	Samuel P. Frieder
	FOR ALL NOMINEES	¡	Richard H. Friedman
		¡	Myron Z. Holubiak
☐	FOR ALL EXCEPT	¡	David R. Hubers
	(See instructions below)	¡	Richard L. Robbins
		¡	Stuart A. Samuels
		¡	Richard M. Smith
		¡	Gordon H. Woodward

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

	FOR	AGAINST	ABSTAIN
PROPOSAL 2. Proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 75 million shares to 125 million shares.
	☐	☐	☐

PROPOSAL 3. Proposal to approve an amendment to the Company’s 2008 Equity Incentive Plan to increase the number of authorized shares of common stock available for issuance by 5,700,000 shares, from 3,580,000 shares to 9,280,000 shares.
	☐	☐	☐

PROPOSAL 4. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 ABOVE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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